As filed with the Securities and Exchange Commission on January 16, 2025

Registration No. 333-284181

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-1/A

Amendment No. 1

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REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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CATALYST CREW TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Nevada	7990	26-3670551
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

30 North Gould Street, Suite R

Sheridan, WY 82801

(307) 216-4405

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Spring Valley Solutions, LLC

3651 Lindell Rd Ste D121

Las Vegas, NV, 89103

(307) 216-4405

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Jessica M. Lockett, Esq.

Corporate Securities Legal, LLP

650 Town Center Dr., Suite 680

Costa Mesa, CA 92626

(949) 752-1100

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Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ________, 2025

PRELIMINARY PROSPECTUS

40,000,000 Shares of Common Stock

CATALYST CREW TECHNOLOGIES CORP.

Common Stock

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We, Catalyst Crew Technologies Corp. (the “Company”) are offering 40,000,000 shares of our common stock, par value $0.001 per share (the “Common Stock” or “Shares”) at a fixed price of $0.01 per share for the duration of this offering (the “Offering”) . This Offering is being conducted on a “best efforts/no minimum” basis, meaning that no aggregate minimum offering amount is required to be raised by us in this Offering. The Offering is being conducted on a self-underwritten, best-efforts basis, which means our officers and directors will attempt to sell the Shares directly to friends, family members and business acquaintances.  Our officers and directors will not receive commissions or any other remuneration from any such sales.  In offering the securities on our behalf, our officers and directors will rely on the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in the sale of the securities of such issuer.

There is uncertainty that Management will be able to sell any of the 40,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.01 per share for the duration of the Offering. Assuming all of the 40,000,000 shares being offered by the Company are sold, the Company will receive $400,000 in net proceeds. Assuming 30,000,000 shares (75%) being offered by the Company are sold, the Company will receive $300,000 in net proceeds. Assuming 20,000,000 shares (50%) being offered by the Company are sold, the Company will receive $200,000 in net proceeds. Assuming 10,000,000 shares (25%) being offered by the Company are sold, the Company will receive $100,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein. . There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to fully implement the Company’s business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

Catalyst Crew Technologies Corp. - Executive Summary

Our focus is on the development of Facial Recognition Technology (“FRT”) based on the intellectual property acquired from our Chief Executive Officer, Mr. Nakhwa. We anticipate that as we develop our technology, we can position ourselves at the forefront of a rapidly evolving industry, addressing the growing demand for responsible and innovative FRT solutions across sectors like retail, finance, travel, hospitality, and criminal justice.

Our mission is to unlock the transformative potential of FRT by delivering accurate, actionable insights to companies, organizations, and society. By leveraging precise data and rigorous research, we aim to enhance the operational accuracy of FRT in real-world applications while promoting informed decision-making and regulatory compliance. We believe that our FRT technology will enable businesses to anticipate trends and make data-driven decisions with confidence. By prioritizing accuracy and reliability, we empower our customers to improve services and achieve superior outcomes. Beyond commercial applications, we are dedicated to contributing to societal progress through advancements in internet security, counterterrorism, national security, healthcare, and more. Recognizing the ethical and operational complexities surrounding FRT, we are committed to driving positive change through responsible innovation. By aligning our solutions with comprehensive oversight and industry regulations, we ensure the ethical deployment of FRT while fostering trust and accountability.

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In summary, we believe our FRT solution represents a groundbreaking advancement, combining precision, reliability, and ethical responsibility. Positioned as a catalyst for innovation and social development, we are ready to make a meaningful impact across diverse industries and enhance the lives of individuals worldwide.

As of the date of this filing, our Chief Executive Officer, President, Secretary, Treasurer, and Director, Mr. Waqas Nakhwa, and our Chief Operating Officer, Mr. Andrew Gaudet, collectively own common stock representing approximately 99.56% of the outstanding shares (collectively,  “Management”). Consequently, our Management will maintain effective control over the Company. If no shares are sold following this offering, Management will continue to hold 99.56% of the issued shares. If all 40,000,000 shares are sold, Management’s ownership will decrease to 57.82% of the total stock.

This primary offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this Prospectus, unless extended by our director for an additional 90 days. We may however, at any time and for any reason terminate the offering.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF THE MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 2025

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The Company has not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have taken no actions that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

Except where the context otherwise requires or where otherwise indicated throughout this registration statement, the terms “Catalyst Crew,” “we,” “us,” our,” “our company,” “Company” and “our business” refer to Catalyst Crew Technologies Corp.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 7, “Special Note Regarding Forward-Looking Statements, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Business Summary

Catalyst Crew Technologies Corp. focuses on advanced AI and facial recognition technology, designed to provide secure, ethical, and compliant solutions. The company leverages neural networks, computer vision, and biometric analysis to serve various industries, including security, retail, and hospitality. Our mission is to optimize societal and organizational functions by offering accurate, insightful data solutions that balance technological innovation with social responsibility.

•	Core Business: Developing AI-based facial recognition systems with real-time capabilities for applications like audience analysis, movement tracking, and celebrity identification.
•	Technology: Combines artificial intelligence, neural networks, and computer vision to process large datasets and enhance decision-making.
•	Key Features: Data security, processing speed, high accuracy, and extensive functionality.

Industry and Applications:

•	Industries Served: Public security, retail, healthcare, fintech, entertainment, and hospitality.
•	Use Cases: Enhanced public safety, customer analytics in retail, and tailored experiences in entertainment and hospitality settings.

Growth Strategy:

•	Innovation: Continuous improvement of AI technologies to remain competitive and address emerging industry needs.
•	Partnerships: Collaborating with diverse industries to expand market reach and integrate solutions into broader contexts.
•	Ethical Standards: Focusing on regulatory compliance and social impact to build trust and ensure responsible deployment of technology.

Catalyst Crew hopes to position itself as a competitor in the AI-driven recognition sector, aiming to redefine the use of data for business intelligence and societal progress.

Summary of Risk Factors

Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects, that you should consider before making an investment decision. Some of the more significant risks and uncertainties relating to an investment in our company are listed below. These risks are more fully described in the “Risk Factors” section of this prospectus immediately following this prospectus summary:

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Risks Related to the Offering

•	Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.
•

The offering price of the offered securities has been arbitrarily determined by the Company and such offering price should not be used by an investor as an indicator of the fair market value of the offered securities.

•	As there is no minimum for our offering, if only a few persons purchase shares, they could lose their investment.
•	The Company’s management has full discretion in allocating net proceeds from the Offering.
•	Investors in the offering will experience immediate dilution of the value of their shares.
•	There is no firm commitment underwriting for the Offering.

Risks Related to the Company:

•	We are a recently re-organized development stage company but have not yet commenced operations in our business. We expect to incur operating losses in the foreseeable future.
•	We have incurred net losses since our inception and expect losses to continue.
•	We may not be able to continue as a going concern if we do not obtain additional financing.
•	Our current president and chief executive officer may have other business interests.
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Our officers and directors control approximately 99.56% of the Company, giving them significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

•	We have requirements for and there is an uncertainty of access to additional capital.
•	We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

Risks Related to our Industry

•	The facial recognition industry is intensely competitive and evolving, and competitive pressures could adversely affect our pricing practices or demand for our offerings and services.
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Privacy concerns, evolving regulation of artificial intelligence, facial recognition and use of biometrics, and other domestic or foreign regulations may limit the use and adoption of our solutions and services and adversely affect our business.

•	We will need continual development of our products to adapt to rapidly changing technology and consumer demands.
•	Our software is highly complex and may contain undetected errors.
•	We may be unable to protect our intellectual property adequately and may be subject to intellectual property claims, which are extremely costly to defend
•	The use of AI in Facial Recognition involves ethical challenges that may impact our operations and reputation.
•	There is a Risk of Racial Bias in AI and Biometric Technology that may lead to ethical and operational challenges

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an “emerging growth company”, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

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the option to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
•

not being required to comply with any requirements that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, we will cease to be an emerging growth company if any of the following events occur prior to the end of such five-year period: (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period, or (iii) we become a “large accelerated filer,” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Summary Corporate Information

The Company was incorporated on September 11, 2008, as a Nevada corporation under the name Hermes Jet Inc. The Company was initially focused on the global brokerage of executive aircrafts to corporations, institutions, and wealthy private individuals.

In 2016, the Company ceased operations and its then existing officers and directors abandoned their positions.

On or about June 21, 2018, Hybrid Titan Management, LLC (“HTM”), as Plaintiff, filed suit in the District Court, Clark County, State of Nevada (the “Court”) against the Company, under case Number A-18-776487-C (the “Complaint”) captioned “Hybrid Titan Management, LLC vs. Continental Beverage Brands Corporation.” In the Complaint, HTM alleged that, as a successor in interest to certain debts owed by the Company to its transfer Agent, which were purchased by HTM, HTM was entitled to damages in an amount exceeding $15,000.00 and “that a receiver be appointed pursuant to NRS S.32…to manage and control the business of…” the Company.

Thereafter, on or about January 2, 2019, the Court granted default judgment in favor of HTM, and as against the Company, ordering, among other things, that William Alessi (“Alessi”) be appointed receiver for the Company as a result of monies owed to HTM totaling $8,211.98, which the Court itemized, confirmed and approved as validly owing to HTM. In that same order, the Court deemed the case “closed.” In his capacity as receiver of the Company, Alessi was successful in reinstating the Company’s corporate status to “Active” with the State of Nevada, retained new accountants to prepare and file missing reports with OTC Markets, and filed the requisite Annual List with the State of Nevada on January 8, 2019, in which he appointed himself as sole officer and director of the Company.

On November 12, 2019, the Company received the resignation of Mr. Alessi, as the Company’s sole-officer and director. In connection therewith, on November 12, 2019, Mr. Alessi agreed to cancel, and return to authorized but unissued status, 8,211,980 shares of Company common stock, which shares were ultimately cancelled on March 20, 2020. Effective the same day, the Company appointed Andrew Gaudet (“Mr. Gaudet”) as the Company’s sole-officer and director.

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On March 20, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), by and among the Company, on one hand, and JT Technologies LLC (“JTLLC”) and Nitish Sharma, an individual and the sole managing member of JTLL (“Sharma”) on the other hand,(collectively, hereinafter referred to as the “Seller”). Whereby, the Company acquired various Big Data analytics related assets from the Seller for use in the gaming and gambling industry to analyze player behavior and fraud protection, among other similar information.

On September 18, 2023, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Gurneet Kaur (the “Ms. Kaur”), whereby Ms. Kaur had agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. The Employment Agreement was made effective as of October 1, 2023, (the “Effective Date”) for a period of one (1) year.

The same day, Mr. Gaudet’s resigned from  the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary of the Company. Mr. Gaudet retained his position as a member of the Company’s Board of Directors.

On June 5, 2024, Ms. Kaur sold, by way of Stock Purchase Agreement (the “SPA”), 72,944,965 restricted shares of the Company’s common stock (the “Shares”) to Waqas Nakhwa (“Mr. Nakhwa”). As a result of this SPA, Nakhwa is now deemed our controlling shareholder by virtue of his purchase of the Shares and holds 66.53% of our total voting stock.

On June 9, 2024, the Company entered into an Asset  Transfer Agreement with Mr. Nakhwa pursuant to which Mr. Nakhwa assigned to the Company all of Mr. Nakhwa’s interest in Facial Recognition Technology (FRT) solutions and intellectual property associated therewith in exchange for $1.00.

Recent Developments

On August 12, 2024, Company filed a Certificate of Amendment amending its Articles of Incorporation with the Nevada Secretary of State to affect the name change of the Company to Catalyst Crew Technologies Corp. (the “Name Change”). In connection with the Name Change, the Company filed an Issuer Company-Related Action Notification Form with Financial Industry Regulatory Authority (“FINRA”) to request effectiveness of the name change, a new stock symbol, and to give effect to a Four Hundred Fifty-for-1 (450-for-1) Reverse Stock Split (“Reverse Split).

On October 11, 2024, FINRA announced that the Name Change, Symbol Change, and the Reverse Split of the issued and outstanding shares of the Company’s Common Stock would be made effective in the marketplace as of market open on October 14, 2024, which has now happened. Following the Reverse Split, the 109,634,536 issued and outstanding shares of Common Stock became 243,632 post-Reverse Split shares, and any and all fractional shares resulting from the Reverse Split shall be rounded up to the next whole share. FINRA also approved the Company’s request to change its stock symbol from “CBBB” to “CCTC” (the “Symbol Change”). The Company’s shares will continue to trade on the OTC Marketplace under the symbol “CBBB” with the letter “D” added to the end of the trading symbol for a period of 20 trading days form the Effective Date to indicate that the Reverse Stock Split has occurred. After the 20-trading day period has elapsed the Symbol Change will become effective, with the Company’s trading symbol becoming “CCTC” at such time. At the time the Company’s CUSIP was also changed to 21116R305.

On November 6, 2024, the Company entered into an employment agreement with Mr. Waqas Nakhwa in connection with his appointment as Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors, Mr. Nakhwa shall receive compensation at a rate of $5,000.00 per month, with the initial monthly payment to become due and payable in January 1, 2025, with successive monthly payment through the remainder of the term of the employment agreement, as defined below. In connection with the entry into the employment agreement, the Company shall issue to Mr. Nakhwa an aggregate of Twenty-Five Million (25,000,000) restricted shares of the Company’s common stock with a cost basis equal to $0.0001, which shall be due as soon as practicable from the effective date of the employment agreement. The term of Mr. Nakhwa’s employment agreement will continue for a period of 12 months, unless otherwise terminated in accordance with its terms.  The employment agreement may be terminated by Mr. Nakhwa or the Company at any time for any reason.

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On December 23, 2024, the Company entered into an employment agreement with Mr. Andrew Gaudet, with an effective date of December 1, 2024, (the “Effective Date”), in connection with his continued employment as the Company’s Chief Operating Officer, Mr. Gaudet shall receive compensation at a rate of $5,000.00 per month, with the initial monthly payment to become due and payable in January 1, 2025, with successive monthly payment through the remainder of the term of the employment agreement, as defined below. In connection with the entry into the employment agreement, the Company shall issue to Mr. Gaudet an aggregate of Twenty-Nine Million (29,000,000) restricted shares of the Company’s common stock with a cost basis equal to $0.0001, which shall be due as soon as practicable from the Effective Date of the employment agreement. The term of Mr. Gaudet’s employment agreement become effective as of the Effective Date and will continue for a period of 12 months, unless otherwise terminated in accordance with its terms.  The employment agreement may be terminated by Mr. Gaudet or the Company at any time for any reason.

Going Concern

During the year ended December 31, 2023, the Company incurred net losses of $1,733,722 and accumulated deficits of $26,132,263. Our independent registered public accountant has issued an audit opinion which includes an explanatory paragraph as to the Company’s ability to continue as a going concern due to our history of recurring losses, our need for additional liquidity, and anticipated expenditures. Please see the section titled Risk Factors beginning on page 7 of this prospectus for a discussion of information that should be considered before making a decision to purchase our common stock.

Trading Market

The Company’s common stock is traded in the over-the-counter market and is quoted on  OTC Markets Group, Inc.’s PINK tier under the symbol “CTCC”. On December 31, 2024, the closing price of our Common Stock was $0.40 per share.

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OFFERING SUMMARY

Securities being offered by the Company

40,000,000 shares of common stock, at a fixed price of $0.01 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $0.01 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	55,405,732 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	95,405,732 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares

Our common stock is currently quoted on the OTC Pink Market operated by OTC Markets Group, Inc. under the ticker symbol “CCTC”.  There is a severely limited trading market for our securities. And while we intend to apply for quotation on the OTCQB, there is no guarantee that an established trading market will ever develop for shares of our Common Stock and as such any prospective investor may have to hold shares purchase hereunder indefinitely.

Use of Proceeds

We intend to use the gross proceeds from this offering to us to fund operating expenses, cover any compliance and reporting expenses that may be incurred, payment for offering expenses, advertising costs, and other related expenditures. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 40,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Management will sell the 40,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a best-efforts basis.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Risk Factors	See “Risk Factors“ and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes appearing elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our Common Stock. Our business, financial condition, results of operations or prospects could be materially and adversely affected if any of these risks occurs, and as a result, the market price of our Common Stock could decline and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including those set forth below. For a summary of these risk factors, please see “Summary of Risk Factors” in the section titled “Prospectus Summary” beginning on page 1 of this prospectus.

RISKS RELATED TO THE OFFERING

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered securities is significantly speculative and involves significant risks. The offered securities should not be purchased by any person who cannot afford the loss of his or her entire purchase price.  The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered securities, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered securities should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

The offering price of the offered securities has been arbitrarily determined by the Company and such offering price should not be used by an investor as an indicator of the fair market value of the offered securities.

Currently there is limited trading in the public market for the Company’s common stock. The offering price for the offered Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book, or other established criteria of value of the Company. Thus, an investor should be aware that the offering price does not reflect the fair market price of the offered securities.

As there is no minimum for our offering, if only a few persons purchase shares, they could lose their investment.

Since there is no minimum with respect to the number of securities to be sold directly by the Company in this Offering, if only a few Shares are sold, we may not have enough capital to sustain our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this Offering may not be sufficient to meet the objectives we state in this Prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

The Company’s management has full discretion in allocating net proceeds from the Offering.

We have allocated the net proceeds of the Offering in the sum of $400,000 (assuming the sale of all 40,000,000 shares of Common Stock) to working capital and operational expenses of the Company. As to such funds, investors will be relying on the judgment and discretion of the Company's management without specific information as to the uses, which are proposed to be made of such funds. Further, we may use any portion of the net proceeds of the Offering to acquire and/or invest in businesses related to the business of the Company (see “Use of Proceeds”).

Investors in the offering will experience immediate dilution of the value of their shares.

Purchasers of the Shares will experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors and the net tangible book value per share immediately after completion of the Offering (see “Dilution”). Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. In addition to the dilution described above, further dilution may result if additional shares of Common Stock are sold or issued in the future, including shares issued in connection with any subsequent financing.

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There is no firm commitment underwriting for the Offering.

We do not have a firm commitment underwriting for the Offering. The Company is offering its Shares for sale through its officers and directors on a “self-underwritten”, “best efforts” basis without compensation. Accordingly, there is no assurance that we will sell the maximum Shares offered or any amount. If all of the Shares offered hereby are not sold, the Company will be limited in its ability to conduct its business.

RISKS RELATED TO OUR COMPANY

We are a recently re-organized development stage company but have not yet commenced operations in our business. We expect to incur operating losses in the foreseeable future.

Since incorporation we have had limited to no operations, and we have only recently commenced our business operations, including a shift in focus from Big Data to FRT in June 2024. Accordingly, we have no way to evaluate the likelihood that our business will be successful. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we may undertake in the future. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of our business, developing relationship with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates. Prior to the time that we are ready to market and distribute our prospective product line, we anticipate that the Company will incur increased operating expenses without realizing any revenues. We expect to incur significant losses in the foreseeable future and recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our yet to be determined acquisition of business or assets and subsequent business operations will most likely fail.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception and there is no guarantee that our subsequent operations will be profitable in the future.  Subsequently, you could lose your entire investment.

We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountant’s audit report states that we have incurred only losses since our inception, raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, neither are we able to raise additional funds, nor that such funds will be in the amounts required or on terms favorable to us.

Our current president and chief executive officer may have other business interests.

Mr. Waqas Nakhwa, our President and Chief Executive Officer, and Mr. Andrew Gaudet, our Chief Operating Officer, currently devote approximately 30+ hours per week and 20+ hours per week, respectively. While they presently possess adequate time to attend to our interest, it is possible that the demands from other obligations could increase, with the result that they would no longer be able to devote sufficient time to the management of our business. The loss of either Mr. Nakhwa or  Mr. Gaudet to our company could negatively impact our business development.

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Our officers and directors control approximately 99.56% of the Company, giving them significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

Mr. Nakhwa, our Chief Executive Officer, President, Secretary, Treasurer, and Director, and our Chief Operating Officer, Mr. Andrew Gaudet, collectively own common stock representing approximately 99.56% of the outstanding shares of common stock. Accordingly, they are able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. They may also be able to determine their compensation. They also have significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval. This includes mergers and acquisitions, consolidations, and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. In addition to their stock ownership, they are key to our operations and will have significant influence regarding our daily operation decisions. This concentration of ownership and influence over our decision-making may also discourage, delay, or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might reduce the price of our common stock.

We have requirements for and there is an uncertainty of access to additional capital.

Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

Our current operating funds are less than necessary to complete our intended plan of operations. We will need additional funds. Our failure to obtain such additional financing could result in delay or indefinite postponement of further of any subsequent operations which would have a material adverse effect on our business.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future sales; the level of commercial acceptance by the public of the services/products we may develop; fluctuations in the demands of any products; the amount and timing operating costs and capital expenditures relating to expansion of subsequent business, operations, infrastructure, and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition, and operating results.

RISKS RELATED TO OUR INDUSTRY

The facial recognition industry is intensely competitive and evolving, and competitive pressures could adversely affect our pricing practices or demand for our offerings and services.

We operate in the intensely competitive industry, which is characterized by rapidly changing technology, evolving industry standards and models for consuming and delivering business and services, frequent new product introductions, and frequent price and cost reductions. In general, as a participant in the facial recognition market, we face:

•	Changes in social and market views on whether FRT should be widely used;
•	Changes in customer spending preferences and other shifts in market demands, which drive changes in the Company’s competition;
•	Changes in pricing, marketing, and product strategies, such as potential aggressive price discounting and the use of different pricing models by our competitors;
•	Rapid changes in technology and capabilities that challenge our ability to maintain differentiation from competitors;
•	New and emerging technologies, competitors, and business models;
•	Continued emergence of AI, biometric and FRT solutions that rival current technology offerings;
•	Changing competitive requirements and deliverables in developing and emerging markets; and,
•	Continuing trend toward consolidation of companies, which could adversely affect our ability to compete, including if our key partners merge or partner with our competitors.

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We may face competition from larger, more well-established competitors, which are well-capitalized companies with widespread distribution, brand recognition and penetration of platforms and service offerings. Our competitors include companies like Cognitec Systems, iProov, and Oosto, as well as Amazon, Microsoft, and McAfee. The significant purchasing and market power of these larger competitors, which have greater financial resources than we do, could allow them to surpass our market penetration and marketing efforts to promote and sell their offerings and services. In addition, many other companies participate in specific areas of our business, such as artificial intelligence, computer vision, biometric analysis, and neural networks . In some cases, we may partner with a company in one area of our business and compete with them in another. In delivering our FRT products to certain of our customers, we may partner with Amazon, Google, or Microsoft. The status of our business relationships with these companies can influence our ability to compete for opportunities. In addition, we see additional competition from both established and emerging vendors and providers. Failure to compete successfully with new or existing competitors in these and other areas could have a material adverse impact on our ability to generate additional revenues or sustain existing revenue levels.

Privacy concerns, evolving regulation of artificial intelligence, facial recognition and use of biometrics, and other domestic or foreign regulations may limit the use and adoption of our solutions and services and adversely affect our business.

Regulation related to the provision of services over involving AI, facial recognition and use of biometrics is evolving, as federal, state, and foreign governments continue to adopt new, or modify existing, laws and regulations addressing data privacy and the collection, processing, storage, transfer, and use of data. In some cases, new data privacy laws and regulations , such as the European Union’s General Data Protection Regulation that took effect in May 2018, the California Consumer Privacy Act, which took effect in January 2020, and an amended Act on the Protection of Personal Information in Japan, which took effect 2022, may impose new obligations on many of our customers, as well as directly on the Company as both a data controller and a data processor of human images and personal identifying information. These new laws may require us to make changes to our services and solutions to and/for our customers to comply with the new legal requirements and may also increase our potential liability exposure through higher potential penalties for non-compliance. These new or proposed laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions. These and other requirements could reduce demand for our services and solutions, require us to take on more onerous obligations in our contracts, restrict our ability to store, transfer and process data. In some cases, this could impact our ability to offer our services and solutions in certain locations or our customers' ability to deploy our solutions globally. Additionally, certain countries have passed or are considering passing laws requiring local data residency. The costs of compliance with and other burdens imposed by privacy laws, regulations and standards may limit the use and adoption of ,as well as  reduce overall demand for our services and solutions, thereby, making it more difficult to meet expectations from or commitments to customers.  This could lead to significant fines, penalties, or liabilities for noncompliance, or slow the pace at which we close sales transactions, any of which could harm our business.

In addition to government activity, privacy advocacy and other industry groups have established or may establish new self-regulatory standards that may place additional burdens on our ability to provide our services and solutions globally. Our customers expect us to meet voluntary certification and other standards established by third parties, such as related International Organization for Standardization standards. If we are unable to maintain these certifications or meet these standards, it could adversely affect our ability to provide our solutions to certain customers and could harm our business. Furthermore, concerns regarding data privacy may cause our customers’ customers to resist providing the data necessary to allow our customers to use our services and solutions effectively.

We will need continual development of our products to adapt to rapidly changing technology and consumer demands.

We will face intense competition in the marketplace and will be confronted by rapidly changing technology, evolving industry standards, and consumer preferences, regulatory changes, and the frequent introduction of new solutions by our competitors that we must adapt and respond to. We need to continuously update our technology we develop, including our machine learning and other proprietary algorithms, in order to attract and keep new clients and to stay in front of evolving industry standards and regulatory requirements. Our failure to adapt to a rapidly changing market conditions and accepted technology advances would adversely affect our business.

Our software is highly complex and may contain undetected errors.

The software underlying our platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. We anticipate relying heavily on a software engineering practice known as “continuous deployment,” meaning that we may release software code many times per day. This practice may result in the more frequent introduction of errors or vulnerabilities into the software underlying our platform. Any errors or vulnerabilities discovered in our code after release could result in damage to our reputation, loss of members, loss of revenue or liability for damages, any of which could adversely affect our growth prospects and our business.

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We are subject to the terms of open-source licenses because our technology will incorporate open-source software.

The software powering our marketplace incorporates software covered by open-source licenses. In addition, we will likely regularly contribute source code to open-source software projects and release internal software projects under open-source licenses, and we anticipate doing so in the future. The terms of many open-source licenses have not been interpreted by U.S. courts and there is a risk that the licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to operate our marketplace. Under certain open-source licenses, we could be required to publicly release the source code of our software or to make our software available under open-source licenses. To avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software. In addition, use of open-source software can lead to greater risks than use of third-party commercial software because open-source licensors generally do not provide warranties or controls on the origin of the software. Use of open-source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our platform. Additionally, because any software source code we contribute to open-source projects is publicly available, our ability to protect our intellectual property rights in such software source code may be limited or lost entirely, and we will be unable to prevent our competitors or others from using such contributed software source code. Any of these risks could be difficult to eliminate or manage and, if not addressed, could adversely affect our business, financial condition, and results of operations.

We may be unable to protect our intellectual property adequately.

Our intellectual property is an essential asset of our business. To establish and protect our intellectual property rights, we rely on a combination of trade secret, copyright, trademark and, to a lesser extent, patent laws, as well as confidentiality procedures and contractual provisions. The efforts we have taken to protect our intellectual property may not be sufficient or effective. We generally do not elect to register our copyrights or the majority of our trademarks, relying instead on the laws protecting unregistered intellectual property, which may not be sufficient. In addition, our copyrights, and trademarks, whether or not registered, and patents, may be held invalid or unenforceable if challenged. To the extent we do seek patent protection, any U.S. or other patents issued to us may not be sufficiently broad to protect our proprietary technologies. In addition, we may not be effective in policing unauthorized use of our intellectual property. Even if we do detect violations, we may need to engage in litigation to enforce our intellectual property rights. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert our management’s attention. In addition, our efforts may be met with defenses and counterclaims challenging the validity and enforceability of our intellectual property rights or may result in a court determining that our intellectual property rights are unenforceable. If we are unable to cost-effectively protect our intellectual property rights, then our business could be harmed.

We may be subject to intellectual property claims, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies in the future.

Companies within the technology industries are frequently subject to litigation based on allegations of infringement or other violations of intellectual property rights. To the extent we gain greater public recognition, we may face a higher risk of being the subject of intellectual property claims. Third-party intellectual property rights may cover significant aspects of our technologies or business methods or block us from expanding our offerings. Any intellectual property claims against us, with or without merit, could be time consuming and expensive to settle or litigate and could divert the attention of our management. Litigation regarding intellectual property rights is inherently uncertain due to the complex issues involved, and we may not be successful in defending ourselves in such matters.

In addition, some of our competitors have extensive portfolios of issued patents. Many potential litigants, including some of our competitors and patent holding companies, have the ability to dedicate substantial resources to enforcing their intellectual property rights. Any claims successfully brought against us could subject us to significant liability for damages and we may be required to stop using technology or other intellectual property alleged to be in violation of a third party’s rights. We also might be required to seek a license for third-party intellectual property. Even if a license is available, we could be required to pay significant royalties or submit to unreasonable terms, which would increase our operating expenses. We may also be required to develop alternative non-infringing technology, which could require significant time and expense. If we cannot license or develop technology for any allegedly infringing aspect of our business, we would be forced to limit our service and may be unable to compete effectively. Any of these results could harm our business.

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The Use of AI in Facial Recognition involves ethical challenges that may impact our operations and reputation.

The deployment of artificial intelligence, particularly in facial recognition technologies, presents significant ethical challenges that may adversely impact our operations and reputation. Key concerns include the potential for algorithmic bias, which can lead to inaccurate identification or profiling of individuals based on race, gender, or socioeconomic status. Such biases not only compromise the integrity of our technology but can also result in harmful societal consequences, including discrimination and wrongful arrests.

Additionally, the use of facial recognition raises serious privacy issues. Public and governmental scrutiny regarding surveillance practices has intensified, and improper use of our technology could lead to allegations of infringing on individual privacy rights. This may result in increased regulatory oversight and potential legal challenges, which could impose significant operational burdens and costs.

Moreover, failure to implement robust ethical guidelines and transparency in our AI practices could lead to reputational damage. Negative media coverage or backlash from civil rights organizations may erode consumer trust and confidence in our brand, ultimately affecting our market position and financial performance.

As we navigate these ethical considerations, any missteps in the responsible deployment of facial recognition technology could have lasting repercussions, including loss of partnerships, diminished market share, and potential fines or sanctions from regulatory bodies.

Risk of Racial Bias in AI and Biometric Technology.

The integration of artificial intelligence and biometric technology in facial recognition systems carries the inherent risk of racial bias, which may lead to significant ethical and operational challenges. Research has shown that AI algorithms can exhibit disparities in accuracy based on race and ethnicity, potentially resulting in higher rates of false positives or negatives for certain demographic groups. Such biases not only undermine the reliability of our technology but can also perpetuate systemic discrimination and harm marginalized communities. Failure to address these biases may expose us to reputational damage, legal liabilities, and increased regulatory scrutiny. As public awareness of these issues grows, any perceived misuse or failure to mitigate bias could lead to backlash from consumers, advocacy groups, and policymakers. This could ultimately impact our relationships with partners and clients who prioritize ethical standards and social responsibility.

In addition, regulatory frameworks around facial recognition are becoming more stringent, with potential bans or restrictions on usage in certain jurisdictions. Non-compliance with emerging ethical guidelines or failure to implement corrective measures could result in significant financial penalties and operational constraints, further jeopardizing our business objectives. To maintain our market position and uphold public trust, it is crucial that we actively work to identify and mitigate racial bias within our AI systems. Failing to do so could have consequences on our reputation, market access, and overall business performance.

RISKS RELATED TO  OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•	Competition;
•	Additions or departures of key personnel;
•	The Company’s ability to execute its business plan;
•	Operating results that fall below expectations;
•	Loss of any strategic relationship;
•	Industry developments;
•	Economic and other external factors; and
•	Period-to-period fluctuations in the Company’s financial results.

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In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor, a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities, subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure must also be made about the risks of investing in penny stocks in both public offerings, as well as secondary trading, commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

An active trading market for our common stock may never develop or be sustained.

We cannot assure you that an active trading market for our Common Stock will develop in the future or, if developed, that any market will be sustained. Accordingly, you may be required to hold your Shares indefinitely or to sell them at a price that does not meet your expectations, if at all.

The Company’s management could issue additional shares.

The Company has 700,000,000 authorized common shares, of which 55,405,732 are currently issued and outstanding. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a further dilution in the equity portion of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth, and expansion of our subsequent business. Because the Company does not anticipate paying cash dividends in the foreseeable future, which may lower expected returns for investors, our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward‑looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward‑looking statements. The forward‑looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward‑looking statements.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our goals and strategies;
•	our future business development, financial condition and results of operations;
•	expected changes in our revenue, costs or expenditures;
•	growth of and competition trends in our industry;
•	our expectations regarding demand for, and market acceptance of, our products;
•	our expectations regarding our relationships with investors, institutional funding partners and other parties with whom we collaborate;
•	our expectation regarding the use of proceeds from this offering;
•	fluctuations in general economic and business conditions in the markets in which we operate; and
•	relevant government policies and regulations relating to our industry.

In some cases, you can identify forward‑looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward‑looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors”. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward‑looking statements. No forward‑looking statement is a guarantee of future performance.

The forward‑looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Although we will become a public company after this offering and have ongoing disclosure obligations under United States federal securities laws, we do not intend to update or otherwise revise the forward‑looking statements in this prospectus, whether as a result of new information, future events or otherwise.

INDUSTRY AND OTHER DATA

This prospectus contains industry, market and competitive position data from our own internal estimates and research as well as industry and general publications and research surveys and studies conducted by third parties. We did not commission any of the third-party data identified throughout this prospectus. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor definitions have been verified by an independent source.

The industry in which we operate is subject to risks and uncertainties due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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USE OF PROCEEDS

Our offering is being made in a direct public offering without the involvement of underwriters or broker-dealers: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $400,000 as anticipated.

Next 12 months (Planned Actions)	If 10,000,000 shares (25%) are sold:	If 20,000,000 shares (50%) are sold:	If 30,000,000 shares (75%) are sold:	If 40,000,000 shares (100%) are sold:

Research & Development	$75,000.00–	$150,000.00	$225,000.00	$300,000.00
Marketing	$12,500.00–	$27,000.00	$47,500.00	$72,500.00
Day-to-Day Operations	$10,000.00–	$20,500.00	$25,000.00	$25,000.00
Offering Expenses	$2,500.00–	$2,500.00	$2,500.00	$2,500.00
TOTALS	$100,000.00–	$200,000.00	$300,000.00-	$400,000.00-

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

All expenses incurred in this offering are being paid for by the Company. The Company will utilize offering proceeds from this offering to pay for any offering expenses however, the Company may also elect to use available existing cash on hand to pay for any offering expenses.

See also Risk Factors — Risks Related to This Offering and Risks Related to  Our Common Stock .We have broad discretion in the use of our net proceeds from this offering and may not use them effectively.

We believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements through fiscal year 2025. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. See also “Risk Factors — Risks Relating to This Offering and Ownership of Our Common Stock — We do not intend to pay dividends on our Common Stock and, consequently, your only opportunity to achieve a return on your investment is if the price of our shares appreciates.”

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by 243,632 shares of Common Stock (Post Split) outstanding as of the date of this Prospectus. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.01 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 40,000,000 shares offered by the Company hereunder, at an Offering Price of $0.01 per share the pro forma net tangible book value of the Company at September 30, 2024 (after giving effect to the 450-for-1 Reverse Stock Split), would have been ($0.006) per share, representing an immediate increase in tangible book value of $2.65 per share to existing shareholders and an immediate dilution of $0.016 per share to purchasers of the Shares.

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The following table illustrates the foregoing information with respect to new investors on a per share basis:

	40,000,000 Shares (100%)	30,000,000 Shares (75%)	20,000,000 Shares (50%)	10,000,000 Shares (25%)
Offering price per share	$0.01	0.01	0.01	0.01
Net tangible book value per share before Offering	$(2.66)	(2.66)	(2.66)	(2.66)
Increase per share attributable to new investors	$2.65	2.65	2.64	2.61
Pro forma net tangible book value per share after Offering	$(0.006)	(0.012)	(0.22)	(0.05)
Dilution per share to new investors	$0.016	0.022	0.032	0.063

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and operating results together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section of the prospectus captioned “Risk Factors” and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements. For convenience of presentation some of the numbers have been rounded in the text below.

Business Overview

Catalyst Crew Technologies Corp. - Executive Summary

Our focus is on the development of Facial Recognition Technology (“FRT”) based on the intellectual property acquired from our Chief Executive Officer, Mr. Nakhwa. We anticipate that as we develop our technology, we can position ourselves at the forefront of a rapidly evolving industry, addressing the growing demand for responsible and innovative FRT solutions across sectors like retail, finance, travel, hospitality, and criminal justice.

Our mission is to unlock the transformative potential of FRT by delivering accurate, actionable insights to companies, organizations, and society. By leveraging precise data and rigorous research, we aim to enhance the operational accuracy of FRT in real-world applications while promoting informed decision-making and regulatory compliance. We believe that our innovative FRT technology will enable businesses to anticipate trends and make data-driven decisions with confidence. By prioritizing accuracy and reliability, we empower our customers to improve services and achieve superior outcomes. Beyond commercial applications, we are dedicated to contributing to societal progress through advancements in internet security, counterterrorism, national security, healthcare, and more. Recognizing the ethical and operational complexities surrounding FRT, we are committed to driving positive change through responsible innovation. By aligning our solutions with comprehensive oversight and industry regulations, we ensure the ethical deployment of FRT while fostering trust and accountability.

Organization and Corporate History

The Company was incorporated on September 11, 2008, as a Nevada corporation under the name Hermes Jet Inc. The Company was initially focused on the global brokerage of executive aircrafts to corporations, institutions, and wealthy private individuals.

On January 26, 2011, the Company filed a Registration Statement under the Securities Act of 1933, as amended on Form S-1, registering shares of its Common Stock with the Securities Exchange Commission (“SEC”). The Company was never able to successfully initiate meaningful operations.  Accordingly, on June 19, 2013, the Company filed a Form 15 – “Certification and Notice of Termination of Registration under Section 12(g) of the Securities and Exchange Act of 1934, or Suspension of Duty to File Reports under Section 13 and 15(d) of the Securities Exchange Act of 1934”, terminating the Company’s duty to file Quarterly and Annual Reports with the SEC.

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In 2016, the Company ceased operations and its then existing officers and directors abandoned their positions.

On or about June 21, 2018, Hybrid Titan Management, LLC (“HTM”), as Plaintiff, filed suit in the District Court, Clark County, State of Nevada (the “Court”) against the Company, under case Number A-18-776487-C (the “Complaint”) captioned “Hybrid Titan Management, LLC vs. Continental Beverage Brands Corporation.” In the Complaint, HTM alleged that, as a successor in interest to certain debts owed by the Company to its transfer Agent, which were purchased by HTM, HTM was entitled to damages in an amount exceeding $15,000.00 and “that a receiver be appointed pursuant to NRS S.32…to manage and control the business of…” the Company.

Thereafter, on or about January 2, 2019, the Court granted default judgment in favor of HTM, and as against the Company, ordering, among other things, that William Alessi (“Alessi”) be appointed receiver for the Company as a result of monies owed to HTM totaling $8,211.98, which the Court itemized, confirmed and approved as validly owing to HTM. In that same order, the Court deemed the case “closed.” In his capacity as receiver of the Company, Alessi was successful in reinstating the Company’s corporate status to “Active” with the State of Nevada, retained new accountants to prepare and file missing reports with OTC Markets, and filed the requisite Annual List with the State of Nevada on January 8, 2019, in which he appointed himself as sole officer and director of the Company.

On November 12, 2019, the Company received the resignation of Mr. Alessi, as the Company’s sole-officer and director. In connection therewith, on November 12, 2019, Mr. Alessi agreed to cancel, and return to authorized but unissued status, 8,211,980 shares of Company common stock, which shares were ultimately cancelled on March 20, 2020. Effective the same day, the Company appointed Andrew Gaudet (“Mr. Gaudet”) as the Company’s sole-officer and director.

On March 20, 2023, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”), by and among the Company, on one hand, and JT Technologies LLC (“JTLLC”) and Nitish Sharma, an individual and the sole managing member of JTLL (“Sharma”) on the other hand,(collectively, hereinafter referred to as the “Seller”). Whereby, the Company acquired various Big Data analytics related assets from the Seller for use in the gaming and gambling industry to analyze player behavior and fraud protection, among other similar information.

On September 18, 2023, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Gurneet Kaur (the “Ms. Kaur”), whereby Ms. Kaur has agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. The Employment Agreement is effective as of October 1, 2023, (the “Effective Date”) for a period of one (1) year. Under Ms. Kaur’s leadership the Company’s business focused on big data, developing certain analytics software for initial launch and use in the gaming and financial technology industries throughtwo operating subsidiaries, Blue Chip Technologies LLC, a Dubai limited liability company and Blue Chip Technologies LLC, a Wyoming limited liability company.

On September 18, 2023, the Company received notice of Mr. Gaudet’s resignation from  the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary of the Company. Mr. Gaudet retained his position as a member of the Company’s Board of Directors.

On September 19, 2023, the Company appointed two independent directors to its Board, Mr. Sameer Kudsia and Mr. Navneet B. Tayal. Both will serve until the next annual meeting of the Company or until their respective successor is duly appointed.

Thereafter, on October 5, 2023, the Company appointed Mr. Gaudet to serve as the Company’s Chief Operating Officer to serve until the next annual meeting of the Company or until his respective successor is duly appointed.

On June 4, 2024, Sameer Kudsia resigned as an independent director. The resignation was not the result of any disagreements between Kudsia and the Company relating to the Company’s operations, policies, or practices.

On June 5, 2024, Ms. Kaur sold, by way of Stock Purchase Agreement (the “SPA”), 72,944,965 restricted shares of the Company’s common stock (the “Shares”) to Waqas Nakhwa (“Mr. Nakhwa”). As a result of this SPA, Nakhwa is now deemed our controlling shareholder by virtue of his purchase of the Shares and holds 66.53% of our total voting stock.

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Additionally, on June 7, 2024, the Company received notice of resignation from Ms. Kaur from the positions of President, Chief Executive  Officer, Treasurer, Chief Financial Officer, Secretary and Director of the Company. Ms. Kaur’s resignation was not the result of any disagreements between Ms. Kaur and the Company relating to the Company’s operations, policies, or practices.

Effective immediately upon the resignation of Ms. Kaur, the Company’s Board of Directors (“Board of Directors”) appointed Mr. Nakhwa to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Chairman of the Board of Directors to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Mr. Nakhwa accepted all such appointments, effective as of June 7, 2024.

On June 7, 2024, the Company appointed Mr. Vineet Jawa to serve as an independent member of the  Board of Directors to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Mr. Jawa accepted all such appointments, effective as of June 7, 2024.

On June 9, 2024, the Company entered into an Asset  Transfer Agreement with Mr. Nakhwa pursuant to which Mr. Nakhwa assigned to the Company all of Mr. Nakhwa’s interest in Facial Recognition Technology (FRT) solutions and intellectual property associated therewith in exchange for $1.00.

Recent Developments

On August 12, 2024, Company filed a Certificate of Amendment amending its Articles of Incorporation with the Nevada Secretary of State to affect the name change of the Company to Catalyst Crew Technologies Corp. (the “Name Change”). In connection with the Name Change, the Company filed an Issuer Company-Related Action Notification Form with Financial Industry Regulatory Authority (“FINRA”) to request effectiveness of the name change, a new stock symbol, and to give effect to a Four Hundred Fifty-for-1 (450-for-1) Reverse Stock Split (“Reverse Split).

On October 11, 2024, FINRA announced that the Name Change, Symbol Change, and the Reverse Split of the issued and outstanding shares of the Company’s Common Stock would be made effective in the marketplace as of market open on October 14, 2024, which has now happened. Following the Reverse Split, the 109,634,536 issued and outstanding shares of Common Stock became 243,632 post-Reverse Split shares, and any and all fractional shares resulting from the Reverse Split shall be rounded up to the next whole share. FINRA also approved the Company’s request to change its stock symbol from “CBBB” to “CCTC” (the “Symbol Change”). The Company’s shares will continue to trade on the OTC Marketplace under the symbol “CBBB” with the letter “D” added to the end of the trading symbol for a period of 20 trading days form the Effective Date to indicate that the Reverse Stock Split has occurred. After the 20-trading day period has elapsed the Symbol Change will become effective, with the Company’s trading symbol becoming “CCTC” at such time. At the time the Company’s CUSIP was also changed to 21116R305.

On November 6, 2024, the Company entered into an employment agreement with Mr. Waqas Nakhwa in connection with his appointment as Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors, at a rate of $5,000.00 per month, with the initial monthly payment to become due and payable in January 1, 2025, with successive monthly payment through the remainder of the term of the employment agreement, as defined below. In connection with the entry into the employment agreement, the Company shall issue to Mr. Nakhwa an aggregate of Twenty-Five Million (25,000,000) restricted shares of the Company’s common stock with a cost basis equal to $0.0001, which shall be due as soon as practicable from the effective date of the employment agreement. The term of Mr. Nakhwa’s employment agreement will continue for a period of 12 months, unless otherwise terminated in accordance with its terms.  The employment agreement may be terminated by Mr. Nakhwa or the Company at any time for any reason.

On December 23, 2024, the Company entered into an employment agreement with Mr. Andrew Gaudet, with an effective date of December 1, 2024, (the “Effective Date”), in connection with his continued employment as the Company’s Chief Operating Officer, Mr. Gaudet shall receive compensation at a rate of $5,000.00 per month, with the initial monthly payment to become due and payable in January 1, 2025, with successive monthly payment through the remainder of the term of the employment agreement, as defined below. In connection with the entry into the employment agreement, the Company shall issue to Mr. Gaudet an aggregate of Twenty Million (20,000,000) restricted shares of the Company’s common stock with a cost basis equal to $0.0001, which shall be due as soon as practicable from the Effective Date of the employment agreement. The term of Mr. Gaudet’s employment agreement become effective as of the Effective Date and will continue for a period of 12 months, unless otherwise terminated in accordance with its terms.  The employment agreement may be terminated by Mr. Gaudet or the Company at any time for any reason.

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Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Results of Operations

Results of Operations for the Years Ended December 31, 2023 and 2022

Revenues

We earned no revenues for the years ended December 31, 2023 or 2022.

Operating Expenses

We incurred $1,703,927 in operating expenses for the year ended December 31, 2023, as compared with $7,806,495 in the year ended December 31, 2022. The decrease in operating expenses is the result of decreased stock-based compensation during the year ended December 31, 2023. We expect that our other operating expenses will increase in future years as a result of the costs associated with the increased operating activity under our business model.

Other Income/Expenses

We had other expenses of $29,795 for the year ended December 31, 2023, compared to $28,412 for the year ended December 31, 2022, The increase is associated an increase in interest expense associated with our increased borrowings during the year ended December 31, 2023.

Net Loss

We recorded a net loss of $1,733,722 for the year ended December 31, 2023, compared to a net loss $7,995,125 for the year ended December 31, 2022. The decrease in net loss was associated with the factors discussed above.

Results of Operations for the three months ended September 30, 2024 and 2023

Revenues

We earned no revenues for three months ended September 30, 2024 or 2023.

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Operating Expenses

We incurred $33,668 in operating expenses for the three months ended September 30, 2024, as compared with $2,939,764 in the three months ended September 30, 2023. The decrease in operating expenses is the result of the decrease in stock-based compensation during the three months ended September 30, 2024. We expect our operating expenses will increase in future years as a result of the costs associated with the increased operating activity under our business model.

Other Income/Expenses

We had other expenses of $9,813 for the three months ended September 30, 2024, compared to other income of $1,428 for the three months ended September 30, 2023. The increase in other expenses was the result of interest expense incurred on additional debt incurred during the period.

Net Loss

We recorded a net loss of $43,481 for the three months ended September 30, 2024, compared to a net loss $2,938,336 for the three months ended September 30, 2023. The decrease in net loss was associated with the factors discussed above.

Results of Operations for the nine months ended September 30, 2024 and 2023

Revenues

We earned no revenues for nine months ended September 30, 2024 or 2023.

Operating Expenses

We incurred $2,315,892 in operating expenses for the nine months ended September 30, 2024, as compared with $2,959,488 in the nine months ended September 30, 2023. The decrease in operating expenses is the result of the decrease in stock-based compensation during the nine months ended September 30, 2024. We expect our operating expenses will increase in future years as a result of the costs associated with the increased operating activity under our business model.

Other Income/Expenses

We had other expenses of $27,716 for the nine months ended September 30, 2024, compared to other income of $15,460 for the nine months ended September 30, 2023. The increase in other expenses was the result of interest expense incurred on additional debt incurred during the period.

Net Loss

We recorded a net loss of $2,343,608 for the nine months ended September 30, 2024, compared to a net loss $2,974,948 for the nine months ended September 30, 2023. The decrease in net loss was associated with the factors discussed above.

Going Concern

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  During nine months ended September 30, 2024, the Company incurred net losses of $2,343,608 and accumulated deficits of $28,475,871. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

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We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

Liquidity and Capital Resources

Our financing objective is to maintain financial flexibility to meet the material, equipment and personnel needs to support our project commitments, and pursue our expansion and diversification objectives.

As of December 31, 2023, we had total current assets of $0 and total current liabilities of $500,363. We had a working capital deficit of $500,363 as of December 31, 2023.

Net cash used by operating activities was $70,301 for the year ended December 31, 2023, as compared with $32,670 cash used for the year ended December 31, 2022. Our negative operating cash flow for both periods was our net losses, as adjusted, to reconcile net loss to net cash provided by operating activities.

Financing activities provided $70,301 in cash for the year ended December 31, 2023, as compared with $32,670 for the year ended December 31, 2022. Our positive financing cash flow for 2023 and 2022, mainly consisted of proceeds from notes payable and related party advances.

As of September 30, 2024, we had total current assets of $0 and total current liabilities of $647,971. We had a working capital deficit of $647,971 as of September 30, 2024.

Net cash used by operating activities was $57,221 for the nine months ended September 30, 2024, as compared with $28,825 cash used for the nine months ended September 30, 2024. Our negative operating cash flow for both periods was our net losses, as adjusted to reconcile net loss to net cash provided by operating activities.

Financing activities provided $57,221 in cash for the nine months ended September 30, 2024, as compared with $28,825 for the nine months ended September 30, 2024. Our positive financing cash flow for 2024 and 2023 mainly consisted of proceeds from notes.

Cash Requirements

We anticipate that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from the sale of shares being offered hereunder will be sufficient to meet our anticipated cash needs for the next 12 months.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared under accounting principles generally accepted in the United States of America (“ US GAAP”). The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported values of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported levels of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 2, “Summary of Significant Accounting Policies” of our Consolidated Financial Statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

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Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

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As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of September 30, 2024 and December 31, 2023 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on September 30, 2024 and December 31, 2023.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares and debt proceeds in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

BUSINESS

Business Overview

In June 2024, we determined the continuation of our big data analytics software should no longer be pursued and rather that the Company will pursue the development of the FRT intellectual property acquired from Mr. Nakhwa. As such, we are in the process of developing an innovative Facial Recognition Technology (FRT) solution that will address the complex ethical, normative, and operational challenges associated with its implementation. With the rapid adoption of FRT across various industries such as retail, ﬁnance, travel, hospitality, and criminal justice, there is a pressing need for comprehensive oversight and regulation to ensure its responsible use.

The Company’s mission is to harness the full potential of FRT to provide accurate and beneﬁcial information to companies, organizations, and society at large. By gathering precise data and conducting extensive research, the Company is committed to assessing the operational accuracy of FRT in real-world settings, thereby facilitating informed decision-making and regulatory compliance.

Our FRT technology enables trend research and forecasting, empowering customers to anticipate future trends and make well-informed decisions. With a focus on accuracy and improved services,  the company promotes reliable outcomes for its customers across various industries.

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Moreover, we recognize our role as an essential component of both social development and individual lives. In addition to providing commercial services, the Company aims to contribute to diverse industries, including internet security, counterterrorism, national security, healthcare, retail, and hospitality. Emphasizing business and social responsibility, we will strive to innovate continuously to meet the evolving needs of society and individuals.

In summary we believe our FRT solution represents a signiﬁcant advancement in technology, offering accurate and reliable insights while prioritizing ethical considerations and regulatory compliance. As an integral component of social development and people's lives, we are is poised  to drive positive change and innovation across various industries.

Abstract

The implementation of facial recognition technology (FRT) presents signiﬁcant challenges regarding the place of technology in society. There should be a careful discussion of the complicated ethical and normative issues surrounding FRT's impact on speech, privacy, racial equity, and state authority. A key requirement that all proposed laws and regulations concerning FRT must meet is the evaluation and testing of operational performance—that is, the question of how well FRT functions in reality. This presents signiﬁcant difﬁculties considering the quick adoption of FRT in numerous new industries, including retail, ﬁnance, travel, hospitality, and  criminal justice.

We will provide extensive details on facial recognition technology (FRT) as  well as recommendations based on science and research for assessing its  operational accuracy in real-world settings. This will be essential for oversight and regulation.

Our Mission

Our mission is to implement facial recognition technology to its fullest potential in order to give companies, organizations, and society the most  accurate and beneﬁcial information possible. We are committed to gathering and examining precise, pertinent, and perceptive data. Our powerful facial recognition technology allows us to provide trend research and forecasts, enabling our customers to anticipate future trends and make well-informed decisions.

We will strive to ensure that our customers obtain accurate and improved services and products. In order to assist everyone to beneﬁt from innovations  in technology and businesses prosper, we desire to be a trustworthy source of information.

Introduction

As the foundation of information technology in this century, artiﬁcial intelligence has been much anticipated as having the ability to change the  way society and the world are shaped. In contrast to the dark 1980s, everyone in society now understands the value of AI, and their trust in it has returned. Artiﬁcial intelligence (AI) machine learning enables systems to automatically learn from experience and get better at it without requiring it to be explicitly designed. The creation of computer programs that can access data and utilize it to learn for themselves. , without help or interference from humans, and adapt their activities accordingly  is the main goal of machine learning. The fact that there have been notable advancements in computer vision, natural language processing, and other ﬁelds is what is causing individuals to shift their opinions. Certain sophisticated algorithms are now competent enough to tackle issues outside of lab settings. They currently participate in reality and make choices on behalf of individuals.

Facial recognition technology which can be used to verify or identify an individual from a facial image—has become one of the most powerful biometric technologies in the past decade, being able to compare and analyze patterns based on an individual's facial characteristics to identify and validate a person. The market for this technology is anticipated to reach $7 billion in 2024 from $3.2 billion in 2019 thanks to advancements in machine learning and sensors that have led to improvements in facial recognition systems. In fact, the most effective face recognition systems currently easily exceed 95% accuracy, when in 2010 they only managed a respectable 72%.

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Face recognition is a biometric technology that can be used to verify and uniquely identify an individual, as well as to establish their distinct identity. In order to create a faceprint—a collection of distinctive measurements of a face structure—that speciﬁcally identiﬁes a single person's unique face for identity and authentication purposes, it uses a computer program, also referred to as a facial recognition system, to extract a digital image from a picture, video frame, or 3D scan. Typically, facial feature matching with faceprints kept in database records is used for identiﬁcation, authentication and many more. Numerous uses for facial recognition technology exist in the ﬁelds of criminal investigations, surveillance, and access control. Additionally, it is used with additional biometric technologies to enhance security measures.

Current Status of the Global Facial Recognition Industry

The facial recognition industry is experiencing significant growth and is poised for further expansion. The global market for facial recognition was valued at $7.3 billion in 2023 and is expected to grow at a compound annual growth rate (CAGR) of 16.7% from 2024 to 2032 (sources: https://www.astuteanalytica.com/industry-report/facial-recognition-market and https://www.imarcgroup.com/facial-recognition-market). The key drivers of this growth include advancements in technology, increased demand for security and surveillance, and the rising use of mobile devices with facial recognition features.

Key Trends and Segments:

Technology: 3D facial recognition technology holds a dominant market share due to its accuracy and reliability, making it less susceptible to spoofing and effective in various lighting conditions. The facial analysis segment is also expected to grow rapidly, offering capabilities beyond identification, such as demographic and behavioral analysis for retail and security applications.

Applications: The primary applications of facial recognition technology include access control, security and surveillance, and customer engagement in retail. The access control segment leads the market, while security and surveillance are expected to see the fastest growth, driven by the need for real-time threat detection.

Industry Verticals: The technology is widely used across various sectors, including government, retail, banking, and healthcare. Government agencies are rapidly adopting facial recognition for border control and law enforcement, contributing to the highest growth in this sector.

Regional Insights: North America is the largest market for facial recognition, driven by technological advancements, significant investments in surveillance infrastructure, and high consumer acceptance of biometric technologies. Other regions, such as Asia-Pacific and Europe, are also experiencing robust growth.

Competitive Landscape

The industry is highly competitive, with key players including NEC Corporation, Microsoft, Thales, AWS, IDEMIA, and Aware, Inc. The competition is based on technological advancements, product features, and the ability to cater to diverse applications across different sectors.

Current Opportunities

As a newer entrant into the facial recognition market place, we believe we can compete by focusing on the following strategies:

Firstly, innovation in technology is crucial. Developing advanced 3D facial recognition systems is vital due to their accuracy and reliability under varying conditions, making them suitable for high-security applications. Additionally, investing in facial analysis technologies that extract demographic and behavioral data can be valuable for retail, security, and marketing applications.

Targeting niche markets can also provide a competitive edge. We will need to identify sectors where facial recognition offers significant advantages, such as healthcare for patient identification, education for secure access, and personalized retail experiences.

Ensuring compliance with global data privacy regulations and addressing ethical concerns will build trust with consumers and regulators, crucial for long-term success.

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Forming strategic partnerships with key stakeholders, including government agencies, technology providers, and industry leaders, is essential. Collaborations can provide market access and credibility, and facilitate the development of comprehensive solutions that integrate seamlessly into existing systems.

We believe market opportunities are abundant, especially in government and security sectors. Governments are rapidly adopting facial recognition for border control, law enforcement, and public safety, driven by its efficiency in identifying individuals and enhancing security. The retail sector also presents significant opportunities, with facial recognition being used for personalized customer experiences, efficient loyalty programs, and theft prevention.

In conclusion, by focusing on technological innovation, targeting niche markets, ensuring compliance with ethical standards, and forming strategic partnerships, a new company can effectively compete in the rapidly growing facial recognition industry.

POTENTIAL PRODUCT APPLICATIONS OF FRT

As facial recognition system developers, we will integrate artificial intelligence (AI), computer vision, biometric analysis, and neural networks to create sophisticated and accurate facial recognition technologies. Here’s how each component is used and its potential implementation:

1. Artificial Intelligence (AI)

Machine Learning Algorithms: AI techniques, particularly machine learning, are used to train models to recognize and differentiate between faces. These models improve over time with more data.

Data Processing: AI helps in preprocessing facial images by detecting and aligning faces in different poses and lighting conditions.

Decision Making: AI systems can make decisions about the authenticity of a face or match based on confidence scores and thresholds.

2. Computer Vision

Image Processing: Computer vision techniques are used to preprocess images, such as resizing, normalization, and histogram equalization.

Feature Extraction: Methods like edge detection, corner detection, and keypoint extraction are employed to identify distinct facial features.

Face Detection: Algorithms like Haar cascades, Histogram of Oriented Gradients (HOG), and Single Shot Multibox Detector (SSD) are used to locate faces within an image.

3. Biometric Analysis

Unique Identifiers: Facial recognition systems analyze unique facial features such as the distance between the eyes, the shape of the cheekbones, and the contour of the lips.

Liveness Detection: Biometric analysis can help differentiate between real faces and photographs or videos, enhancing security.

Multimodal Biometrics: Combining facial recognition with other biometric modalities like fingerprint or iris recognition can increase accuracy and security.

4. Neural Networks

Convolutional Neural Networks (CNNs): CNNs are widely used for their ability to handle spatial hierarchies in images. They excel at tasks like image classification and feature extraction.

Deep Learning Models: Models like DeepFace, FaceNet, and VGG-Face are trained on large datasets to create highly accurate facial recognition systems.

Transfer Learning: Pre-trained neural networks can be fine-tuned with specific datasets to improve performance on particular tasks.

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Integration Into Products & Technology

While we are in the development process, we intend to continue to develop our technology with a specific view towards integration into all, or some, of the following industry sectors. We believe that the adoption of FRT into more and more uses and segments of society will see the continued growth and expansion of the FRT sector. In the short term we are developing our technology for deployment in the following industry segments:

1. Mobile Devices: Facial recognition is used for unlocking devices, authorizing payments, and enhancing security features. Currently in the beta testing phase with an expected commercial launch in Q1 2025.

2. Surveillance Systems: AI-powered cameras and systems can identify and track individuals in real-time for security and monitoring purposes. Currently in the beta testing phase with an expected commercial launch in Q1 2025.

3. Retail and Marketing: Facial recognition helps in personalizing customer experiences, such as targeted advertising and loyalty programs. Designed for retail and customer analytics, in the prototype stage, targeting a Q3 2025 release.

4. Healthcare: It can be used for patient identification and monitoring. Tailored for healthcare applications, in early development, with a projected launch in Q2 2026.

5. Automotive: In-car facial recognition systems can enhance security and provide personalized settings for drivers. In concept stage, no clear timeline to project launch.

Development Process

•	Data Collection: Collecting a diverse and large dataset of facial images.
•	Model Training: Training models using AI and neural networks with the collected data.
•	Testing and Validation: Ensuring the system works accurately across different conditions and demographics.
•	Deployment: Integrating the trained models into products or systems.
•	Continuous Learning: Updating and retraining models with new data to improve performance.

By combining these technologies, we will create robust facial recognition systems capable of accurately identifying and verifying individuals under various conditions.

Technical Brief - Core Technologies

•

Artiﬁcial Intelligence (AI): The core of contemporary facial recognition systems is AI, speciﬁcally machine learning and deep learning algorithms. The system can learn from enormous volumes of data and get better over time because of these algorithms.

•

Computer vision: It is the branch of artiﬁcial intelligence that studies how computers can comprehend digital images or movies at a high level. It entails automatically extracting, analyzing, and comprehending relevant data from a single image or a series of photos.

•	Biometric Analysis: The statistical analysis of biological data, in this case the distinctive facial traits for facial identiﬁcation, is referred to as biometrics.
•	Neural Networks: Convolutional neural networks (CNNs) in particular are widely used for image recognition tasks and are essential to the facial recognition systems' feature extraction stage.

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Together, these technologies form the bedrock of facial recognition systems,  allowing them to function with increasing levels of accuracy and reliability.

Facial recognition systems can use either a 2D/3D image or video feed to create a digital image, establish the faceprint, and identify a face by comparing its digital image with the faceprints in a database. Each face has multiple "landmarks," which the system would identify as "nodal points." There can be up to 80 of these spots on a human face. They stand for interesting regions on the face that the system gauges. These measures could include things like the space between the eyes, the breadth of the nose, the depth of the eye socket, and more. A faceprint containing these measures will be kept in a database. All of these measurements will be compared by the system when it scans a face to the faceprint records stored in the database. Facial recognition systems use an algorithm, such as the Facial Recognition Vendor Test, to determine if a match exists based on the "nodal points" on a person's face.

Typically, this technology operates in four stages.

Capture: During enrollment, the system takes a physical or behavioral sample.

Extraction: From the sample, distinct data is taken out and a template is made.

Comparison: A fresh sample and the template are compared after that.

Matching: The algorithm then determines whether or not the feature taken from the fresh sample matches. Facial Recognition is Used to either identify people (Who you are?) or to verify people (Are you who you say you are?)The key terms utilized in face recognition are described below:

Face detection: A method of identifying a face or other region of interest from an input image or video feed.

•

Face image preprocessing: The information gathered facial image cannot be used as the ﬁnal input for face recognition directly since it may contain undesired information about the neck, ears, dressing accessories, and jewelry. This additional data could change each time and increases the chance of obtaining false characteristics for additional processing. Preprocessing is also done to improve the quality of the acquired image by applying different image processing techniques such as noise reduction, alignment, normalization, and standardization.

•

Feature extraction: The process of extracting the most crucial and signiﬁcant attributes from an object of interest is known as feature extraction. The object of interest is then converted into a one-dimensional vector, usually for maximum applicability. A feature of an object could be its shape, color, or texture.

•

Pattern matching/Feature classiﬁcation: By comparing the newly received image or video sequence to the template—a database image that has been stored—pattern matching creates a similarity score. Based on a similarity score, the extracted features, or patterns, are utilized to verify an individual's identity. Similarly, a claimed identity is categorized as acceptable or not based on the threshold value.

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Facial recognition not only identiﬁes people but it also identiﬁes gender, emotions, and mood.

Facial Recognition works in these contexts:

Identiﬁcation of Individuals

Facial recognition technology  uses biometric data to  identify and verify  individuals. This process involves several key steps:

•

Face Detection: The system detects a face within an image or video frame. This is typically done using algorithms like Haar Cascades or more modern deep learning methods such as Convolutional Neural Networks (CNNs).

•

Feature Extraction: Key features of the face, such as the distance between the eyes, the shape of the jawline, and the contour of the lips are extracted. This creates a unique digital representation of the face, often referred to as a "faceprint."

•	Comparison and Matching: The extracted features are compared against a database of known faces. The system calculates similarity scores to identify or verify the person.

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Gender Identiﬁcation

Facial recognition systems can determine the gender of an individual by analyzing facial features. Key aspects include:

•

Dimorphism in Facial Features: Men and women typically have different facial structures, such as jawline, cheekbone prominence, and forehead shape. These differences are used to train machine learning models.

•	Training Data: Models are trained on large datasets containing images of faces labeled by gender. Deep learning techniques, particularly CNNs, are effective in recognizing subtle differences.
•	Real-time Analysis: The system can analyze live video feeds or static images to predict gender with high accuracy.

Emotion Detection

Emotion detection involves identifying the emotional state of a  person    based on their facial expressions. This process includes:

•	Facial Action Units: The system identiﬁes speciﬁc facial muscle movements known as action units (AUs). These are standardized movements that correspond to various expressions.
•	Emotion Recognition Models: Machine learning models are trained to map combinations of AUs to speciﬁc emotions such as happiness, sadness, anger, surprise, fear, and disgust.
•	Dynamic Analysis: Real-time video analysis allows the system to track changes in facial expressions, providing continuous emotion detection.

Age Estimation

Facial recognition systems can estimate a person's age by analyzing facial  features and skin texture. The process involves:

•	Facial Features and Aging Markers: The system identiﬁes features such as wrinkles, ﬁne lines, skin elasticity, and changes in bone structure. These aging markers are crucial for estimating age.
•	Training Data: Machine learning models are trained on large datasets that include faces labeled with age information. This helps the models learn the correlation between facial features and age.
•

Deep Learning Techniques: Convolutional Neural Networks (CNNs) and other deep learning models are effective in capturing age-related features. Age estimation models can predict age ranges (e.g., 20-25 years) rather than exact ages for higher accuracy.

•	Real-time Analysis: Similar to gender identiﬁcation, age estimation can be done in real-time using video feeds or static images.

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Ethnicity Detection

Facial recognition technology can also identify the ethnicity of an individual by analyzing speciﬁc facial characteristics that vary among different ethnic groups. Key aspects include:

•	Ethnic Traits: Different ethnic groups have distinctive facial traits, such as eye shape, nose structure, skin tone, and lip size. These traits are used to classify ethnicity.
•	Training on Diverse Datasets: Models are trained on datasets containing images from various ethnic groups, ensuring they can recognize and differentiate between them.
•	Multiclass Classiﬁcation: The system uses multiclass classiﬁcation techniques to categorize faces into different ethnic groups such as Caucasian, African, Asian, Hispanic, and others.
•

Accuracy and Bias Mitigation: Ensuring high accuracy requires diverse and representative training data. Addressing potential biases in the data is crucial to prevent unfair or inaccurate classiﬁcations.

Facial Recognition Market Segmentation

Based on types:

•	2D Facial Recognition
•	3D Facial Recognition
•	Thermal Face Recognition

Based on applications:

•	Emotion Recognition
•	Attendance Tracking and Monitoring
•	Access Control
•	Retail
•	Hospitality
•	Law Enforcement
•	Other

System Architecture

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Demand of contactless solution

The rapid evolution of technology in recent times has resulted in an increased need for contactless solutions in numerous industries. Meanwhile, the market for facial recognition has grown signiﬁcantly, propelled by developments in machine learning algorithms and artiﬁcial intelligence (AI). The growing demand for safety and cleanliness, especially in the wake of the    COVID-19 pandemic, is reﬂected in the emergence of contactless solutions. In public areas, workplaces, and other settings, contactless technologies help to decrease physical touch and lower the danger of viral transmission. These solutions, which range from contactless access control systems to contactless payments, are becoming essential resources for upholding hygiene standards.

The rise of facial recognition technology can be attributable to its capacity to offer secure and practical means of authentication. These technologies securely identify people and provide access to a range of services and facilities by examining distinctive facial traits. The widespread use of facial recognition technology in a variety of sectors, such as banking, retail, healthcare, and transportation, has been fueled by its ease of use and ability to improve security. This has contributed to the expansion of the facial recognition market. Applications like contactless payment authentication and undetectable access control explicitly show the cooperation between contactless solutions and facial recognition.

Facial Recognition Segmentation

Our facial recognition software is in line with technologies like 3D, 2D facial recognition, and facial analytics. Below is a summary providing for applications, market trends, inﬂuencing factors, and growth data of the software by end-users, such as security and law enforcement, healthcare, retail, and other end users.

SEGMENTS	COMPONENTS
By Technology	3D Facial Recognition 2D Facial Recognition Facial Analytics
By Application	Access Control Security and Surveillance Other Applications
By End User	Security and Law Enforcement Healthcare Retail and E-commerce BFSI Automobile and Transportation Telecom and IT Media and Entertainment Other End Users
By Geography

Asia Paciﬁc (China, South Korea, Japan, India, Australia, Indonesia, Malaysia, Vietnam, Taiwan, Bangladesh, Pakistan and Rest of APAC)

Europe (UK, France, Germany, Italy, Spain, Sweden, Austria and Rest of Europe)

North America (United States, Canada and Mexico)

Middle East and Africa (South Africa, GCC, Egypt, Nigeria and Rest of ME&A)

South America (Brazil, Argentina Rest of South America)

Highlights

•	The 3D segment holds a signiﬁcant share of the technology segment.
•	Access control dominates the application segment.
•	Retail and E-commerce segment holds a signiﬁcant share of the end-use segment.
•	North America is the highest shareholder in the global market.

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Global Comparison

How Face Recognition Works

Once it detects a face, a face recognition system determines the head’s position, size, pose, and unique characteristics. Every face has numerous, distinguishable landmarks — the different peaks and valleys that make up facial features. These landmarks are called nodal points. Each human face has approximately 80 nodal points. Some of the nodal points measured by the software include:

•	Distance between the eyes
•	Width of the nose
•	Depth of the eye sockets
•	The shape of the cheekbones
•	The length of the jaw line

NODAL POINTS

Facial Recognition Liveness Detection

Liveness detection in biometric authentication ensures that the biometric sample originated from a real person and isn't a photo, video, or other fraudulent representation, hence thwarting spooﬁng attempts. The program aims to improve the security and precision of biometric authentication techniques, which use a person's distinct physical traits, such as their voice, iris, ﬁngerprints, or face, to identify them. If there were no liveness detection in place, a fraudster may obtain sensitive data.

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How Liveness Detection Works?

Face recognition: To determine whether the face being displayed is that of a living individual, a liveness recognition algorithm examines reﬂections, motions, and facial expressions.

Motion detection: This technique looks at a subject's actions in front of the camera to identify vital signs like breathing or blinking.

Challenge-response: In order to determine whether the user's response is compatible with that of a living person, this technique entails posing a challenge to them, such as asking them to blink or move their head in a particular way.

Beneﬁts Of Facial Recognition Liveness Detection

Improved Accuracy: Liveness detection algorithms prevent false positives and reduce fraudulent activity, improving facial recognition accuracy.

Enhanced Security: Liveness detection ensures that only real people can be identiﬁed, preventing attempts to bypass facial recognition systems using fake images or videos.

Cost Effective: Liveness detection technology can be integrated with existing facial recognition systems, reducing the cost of implementing new authentication methods.

Fraud Prevention: The use of liveness detection prevents the use of stolen or fake identities during online banking, e-commerce, and border control applications.

Privacy Protection: Liveness detection safeguards personal biometric data from theft by detecting fake images or videos, preventing unauthorized access and protecting against identity theft.

Ease of Use: A liveness detection system is easy to use and does not require any additional input from the user. It automatically detects and authenticates the presence of a live person.

Product Development – Open Source Software

We are developing and creating our facial recognition algorithms using open-source software by leveraging existing libraries, frameworks, and tools. Open source software (OSS) is software that is distributed with its source code, allowing anyone to view, modify, and distribute the code. This approach fosters collaboration, transparency, and innovation, as it enables developers from around the world to contribute to the software's improvement and evolution. OSS is often available for free, reducing the cost of software development and usage. It provides users with the freedom to customize the software to meet their specific needs, promoting flexibility and adaptability. Additionally, the open nature of OSS allows for extensive peer review, which can enhance security and quality by identifying and fixing vulnerabilities more rapidly than in closed-source software. Common examples of OSS include the Linux operating system, the Apache web server, and the Python programming language. OSS is typically licensed under specific open-source licenses, such as the MIT License, GNU General Public License (GPL), or Apache License, which define how the software can be used, modified, and shared. These licenses aim to ensure that the software remains free and open for future users and developers. It provides users with greater control, flexibility, and potential cost savings compared to proprietary software.

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We have identified what we believe to be the central process in the development of our intend products and the algorithms underlying the technology.

1. Open Source Solutions - Several open-source libraries and frameworks are available for developing facial recognition algorithms, we have identified and continually evaluate the effectiveness and ease of application of the following:

•	OpenCV: An open-source computer vision library that provides tools for image processing and machine learning.
•	Dlib: A toolkit that contains machine learning algorithms and tools for creating complex software. It's particularly well-known for its face detection and recognition capabilities.
•	TensorFlow and Keras: Open-source deep learning frameworks that allow developers to build and train neural networks.
•	PyTorch: Another deep learning framework that is popular for its flexibility and ease of use.

2. Data Collection and Preparation –

1.	Gathering Data: We need a diverse and large dataset of facial images for training their models. Datasets like LFW (Labeled Faces in the Wild), CelebA, and VGGFace2 are commonly used.
2.	Preprocessing: Preprocessing steps include resizing images, normalizing pixel values, and augmenting the data to increase the variety (e.g., rotating, flipping, and adjusting brightness).

3. Building and Training Models –

•	Feature Extraction: Using libraries like OpenCV and Dlib, developers extract features from facial images. This step involves detecting key points (e.g., eyes, nose, mouth) and calculating descriptors.
•	Model Architecture: With frameworks like TensorFlow, Keras, and PyTorch, developers design neural network architectures. Convolutional Neural Networks (CNNs) are commonly used for image-related tasks.
•

Training: Training the model involves feeding the preprocessed data into the neural network and using optimization algorithms to minimize error. This step can be computationally intensive, often requiring GPUs.

4. Evaluating and Tuning the Model –

•	Validation: Using a separate validation dataset, developers evaluate the model’s performance. Metrics like accuracy, precision, recall, and F1-score are used to measure effectiveness.
•	Hyperparameter Tuning: Adjusting parameters such as learning rate, batch size, and network depth to improve performance.

5. Implementation and Optimization –

•	Integration: Integrating the trained model into an application or system. This might involve using APIs or embedding the model into mobile or web applications.
•	Optimization: Improving the model’s efficiency for real-time applications. Techniques include model pruning, quantization, and using optimized libraries like TensorRT.

6. Testing and Deployment –

•	Testing: Ensuring the system performs well under various conditions and scenarios. This includes testing for different lighting conditions, angles, and facial expressions.
•

Deployment: Deploying the system on the desired platform. For web applications, this might involve using frameworks like Flask or Django to create REST APIs. For mobile applications, models can be integrated using libraries like TensorFlow Lite or Core ML.

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By leveraging these open-source tools and following a structured workflow, we can create powerful facial recognition algorithms that can be integrated into various applications and technologies.

Risks Associated with Open Source Software

Using open source software (OSS) in product development offers numerous advantages, but it also comes with several risks that need to be carefully managed. One significant risk is security vulnerabilities. Since the source code is publicly accessible, it can be scrutinized not only by developers who aim to improve it but also by malicious actors seeking to exploit weaknesses. If these vulnerabilities are not promptly identified and patched, they can pose serious security threats to the products incorporating the OSS. Another concern is the lack of guaranteed support and updates. Unlike proprietary software, where vendors typically provide dedicated support and regular updates, OSS relies on community contributions, which can be inconsistent. This can lead to situations where critical bugs or vulnerabilities remain unaddressed for extended periods.

Additionally, legal risks arise from the various licensing requirements of OSS. Some licenses, like the GNU General Public License (GPL), mandate that any derivative works also be open-sourced, which might conflict with a company's business model or proprietary interests. Failing to comply with these licensing terms can result in legal disputes and potential financial penalties. There's also the risk of poor-quality code or insufficient documentation. While many OSS projects are robust and well-maintained, others might be poorly documented, inadequately tested, or lacking comprehensive functionality, leading to integration challenges and increased development time. Lastly, OSS can introduce compatibility and maintenance issues. Integrating OSS into a larger project might result in dependencies on external libraries or tools that may not be compatible with future technologies or standards, thereby complicating long-term maintenance and scalability of the product.

Therefore, while OSS can significantly accelerate product development and reduce costs, these risks necessitate a thorough evaluation of the software, careful attention to licensing, and a robust strategy for ongoing maintenance and support.

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SWOT Analysis

The following SWOT Analysis outlines the advantages and disadvantages a facial detection and recognition system can bring.

Strengths

Speed Compared to Other Biometrics:

•	Facial recognition can be faster than other biometric authentication methods such as ﬁngerprint or iris scanning. This speed can enhance user convenience and efﬁciency in various applications.

Availability of APIs and SDKs:

•

There are numerous APIs (Application Programming Interfaces) and SDKs (Software Development Kits) available online, making it easier for developers to build and integrate facial recognition systems into their applications. These tools provide pre-built functionalities that reduce development time and complexity.

Intruder Detection:

•

Facial recognition systems can easily detect and identify intruders, enhancing security in both public and private spaces. This capability is valuable in security surveillance and access control systems.

Manual Veriﬁcation:

•	Footage from facial recognition systems can be recorded and stored, allowing for manual review and veriﬁcation if necessary. This feature adds an extra layer of security and accountability.

Detection of Emotions and Other Facial Details:

•

Advanced facial recognition systems can detect emotions, eye color, hair color, and other facial details. This capability can be useful in applications such as marketing, healthcare, and customer service, where understanding a person's emotional state or physical characteristics can provide valuable insights.

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Weaknesses

Accuracy Issues:

•

Facial recognition is not as accurate as some other biometric authentication methods. Factors such as lighting conditions, image quality, and the angle of the face can impact the accuracy of the system.

Dependence on Image Quality and Pose:

•

The effectiveness of facial recognition systems depends signiﬁcantly on the quality of the images or videos used. Poor lighting, low resolution, and non-frontal poses can reduce accuracy and reliability.

Impact of Accessories:

•

Accessories like glasses, hats, or masks can obscure facial features, negatively impacting the system's ability to accurately recognize faces. This limitation can be exploited by individuals trying to avoid detection.

Slower Without Live Video:

•

The system can be slow if it relies solely on static images rather than live video footage. Live video allows for continuous monitoring and quicker identiﬁcation, whereas static images may require more processing time.

Opportunities

Enhanced Attendance Systems:

•

Facial recognition can streamline and speed up the process of checking attendance in schools, workplaces, and other institutions. Automated attendance systems reduce the need for manual record-keeping and minimize errors.

Improving Reliability and Accuracy:

•

Ongoing advancements in technology are making facial recognition systems more reliable and accurate. Continued improvements in AI and machine learning algorithms are expected to further enhance these systems' performance.

Ease of Implementation:

•

The availability of advanced technology and tools makes it easier to implement facial recognition systems. Businesses and organizations can integrate these systems with minimal technical barriers, leveraging existing infrastructure and resources.

Enhanced Security:

•

Facial recognition systems offer robust protection against intruders by providing a reliable method of identity veriﬁcation. This capability is valuable in securing sensitive areas and protecting assets.

Threats

Competition from Other Biometrics:

•

Other biometric authentication methods, such as ﬁngerprint and iris scanning, can be more accurate and reliable than facial recognition. These alternatives may be preferred in scenarios where high accuracy is critical.

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Abuse by Intruders:

•

Intruders can exploit weaknesses in the system by using accessories to hide their identity. This vulnerability poses a signiﬁcant threat to the effectiveness of facial recognition in security applications.

Dependency on Live Video:

•	To maintain high speed and accuracy, facial recognition systems often require live video footage. This dependency can be a limitation in environments where live video is not feasible or practical.

Target audience

By End-User

•	Businesses -B2B
•	Individuals -B2C

B2B target audience

•	Retail and Commercial Banks
•	Hospitality
•	Banking, Financial Services and Insurance (BFSI)
•	Public transportation and airports
•	Healthcare facilities
•	Smart ofﬁces

Potential Deployment Industry Sectors

Use Cases

The current state of Facial Recognition

Facial recognition no longer exists in only science ﬁction. It has been integrated within our lives for a while —especially through our mobile phones. According to Counterpoint Technology Market Research, 64% of shipped smartphones worldwide will have facial recognition technology this year. 42.5% of smartphone, tablet, and computer users engage with facial recognition technology. They use it to unlock their devices as a form of authentication. Following that is using biometrics for banking access at 17.7%. Buying digital goods rests at 11.2%

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Facial Recognition for RETAIL INDUSTRY:

Face recognition technology is now absolutely required to increase security and satisfy changing retail business requirements. By implementing the following strategies into effect, both large and small retailers can provide their consumers with improved service by utilizing facial veriﬁcation systems.

Identifying Moods and Mind States

Shopping patterns vary between distressed and non-depressed people. By carefully examining each subject's facial expressions, Facial Emotion Recognition (FER) software can be utilized to ascertain the subjects' emotional state or mood. Microexpressions fall within this category.

This technology can be used in a physical store to ﬁnd out how customers feel when they walk in or see particular items. This enables you to obtain practical CRM data instantly.

When arrangement is obtained, FER can also be utilized in research surveys to measure participants' emotional responses to certain images or objects.

Recognizing Loyal Clients

Facial recognition software can be used by physical stores to identify devoted or regular consumers. Then, you could promote loyalty programs to them using this information. Additionally, facial recognition can be utilized to ascertain the typical customer's demographics. Clients may then utilize this to guide their marketing tactics. Facial recognition can provide a wealth of information on which groups visit certain stores, whether a Client is seeking to draw in more members of that demographic or customers from other groups.

Connect the Digital and Real Worlds

This connects the previous two ideas. The distinction between the actual and digital worlds is already starting to blur because of technologies like the Internet of Things (IoT) and the Metaverse. Companies that construct metaverses are at the forefront of developing immersive online environments that have the potential to completely transform targeted advertising in the future. Software for facial recognition may identify faces and link them to publicly accessible data. This might be your email address or any of your social network accounts—Facebook, Instagram, X (fka Twitter), LinkedIn, and so on.

Shops, ﬁtness centers, and nightclubs can use this feature to have your Instagram account automatically tagged whenever one of their in-house cameras or photographers takes and posts a picture of you.

Interacting in Interactive Marketing

Targeted advertisements can be displayed on advertising screens with facial recognition software based on the age or facial expressions of the people they view. A subject's eyes or facial expressions may be used to interact with  an interface on an advertisement screen that tells a story or video.

Cardless Payment

For customers who have opted-in, POS systems and self-checkout kiosks  equipped with facial recognition technology can offer a safe, cardless, and  completely contactless payment method. Alternatively, for signiﬁcant purchases, it can be used for dual authentication alongside a credit card or ofﬁcial ID. Additionally, it may be used anywhere—in fast food restaurants, grocery stores, and employee cafeterias, among other places.

Companies that run loyalty programs can use this technology by asking customers to opt-in with a photo of themselves and installing a face recognition SDK in their point-of-sale system.

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Facial Recognition for Hospitality

Hotels can use facial recognition to identify top-tier loyalty members the moment they walk through the door. A system alert notiﬁes staff to provide tailored assistance based on known preferences, such as a quiet room on the top ﬂoor, extra pillows, or even a preset room temperature.

Personalized recommendations for local activities based on saved information and preferences can be shown on an interactive sign with facial recognition technology, which can also show guests who have opted in their directions to their rooms. By integrating advanced facial recognition technology, we ensure that the process is easy but also  highly secure. Here’s how it works:

Facial Recognition Technology:

•	Live Image Capture: During the check-in and check-out process, our system captures a live image of the user.

•

KYC Process: The captured image is cross-checked with the photo on the user’s identiﬁcation document. This ensures precise and secure identity veriﬁcation, fulﬁlling the KYC (Know Your Customer) requirements efﬁciently.

Enhanced Security:

•	Our facial recognition technology adds an extra layer of security, ensuring that only veriﬁed guests can check in and check out. This reduces the risk of identity fraud and enhances overall safety.

Improved Guest Experience:

•	By streamlining the check-in and check-out process, guests can enjoy a hassle-free experience, minimizing wait times and providing a smooth transition from arrival to departure.

Operational Efﬁciency:

•

Automating the KYC process with facial recognition not only speeds up the check-in/check-out process but also reduces the administrative burden on hotel staff, allowing them to focus on providing exceptional service.

Facial Recognition for Fintech

Know Your Customer (KYC) is a globally regulated ﬁnancial services practice. Financial institutions must conﬁrm the legitimacy, appropriateness, and risk characteristics of everyone involved in their commercial dealings, including their clients.

Recognizing money-laundering schemes requires knowledge of KYC. By examining and conﬁrming state-issued documents, like a driver's license or passport, and cross-referencing with secondary documents, banks, ﬁnancial institutions, and insurance ﬁrms conﬁrm the identiﬁcation of their clients. KYC procedures limit access to regulated goods and services and aid in the prevention of fraud and identity theft. For instance, when a customer tries to buy smokes or alcohol from an automated vending machine, they can verify their age.

Traditional KYC procedures can be strengthened and made more effective with the help of facial recognition technology. By digitizing the entire process and allowing customers to complete it themselves from any location using a PC or mobile device, it also opens up a wide range of online ﬁnancial services. Electronic Know Your Customer is achieved by integrating facial recognition into the KYC procedure (eKYC). eKYC is a completely digital, remote process that is a new development in ﬁnancial technology. Before allowing access to services and goods, it employs facial recognition technology to compare a live face capture to an ofﬁcial ID that has previously been scanned or is on ﬁle, thereby verifying the person’s identity.

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Here are examples, among many, illustrating the use of Facial recognition for eKYC.

•	Opening a bank account
•	Cardless ATM transactions
•	Opening an investment account or applying for an insurance policy

Facial Recognition for Access control

Access control refers to the deliberate limitation of access to particular locations or resources. Let's examine the following instances to show how facial recognition might improve access control:

Access control systems for commercial and residential facilities

In order to allow access to pre-registered guests, authorized employees, and family members and to deny entry to unauthorized individuals, facial recognition is commonly utilized in both residential and commercial settings. Some examples  are:

•	Business facilities' entrances for employees and guests
•	Smart locks for both home and commercial spaces
•	Smart lifts for both business and residences

Access control systems for airports

Passenger boarding is one of the numerous points of congestion in air travel, and customs and immigration screening is one of the least relaxing moments for any travelers. Travelers can now take advantage of facial recognition technology in airport self-service kiosks and access control gates for the following procedures:

•	passengers and ﬂight attendants boarding
•	control of immigration
•	access restrictions according to security clearance

Access control systems for restricted resources

Access control systems for equipment and resources that are restricted There is an abundance of specialized apparatus and equipment in research centers, hospitals, industries, warehouses, mining, and agriculture that need tight access control, operational management, tracking, and reporting. Access to equipment and resources that are restricted can be kept safe with the help of facial recognition technology. Here are a few instances:

•	smart medicine cabinets
•	costly equipment requiring specialized knowledge
•	Information Systems for Vehicle Inspection

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Facial Recognition for Smart Ofﬁces (Time and Attendance)

Traditional time and attendance systems require employees to use physical identiﬁcation (e.g., badges), personal information (e.g., pin codes), and even biometrics (e.g. ﬁngerprints) to clock in and out. However, because employees may inadvertently misplace badges or disclose pin codes, the ﬁrst two systems carry a higher danger of impersonation and buddy punching. Although ﬁngerprints are unique and non-transferable, they also needlessly increase the number of points of contact and, thus, the risk of germ transmission.

There are several reasons why facial recognition technology is the best choice:

•	It is contactless. Reduced risk of bacterial and viral transmission occurs when workers make less physical contact with any surface. As a result, keeping a healthy workplace will be simpler for you.
•	Every camera is supported. They are compatible with both 2D and 3D facial recognition engines, regardless of whether your system has cameras now or you intend to integrate them.
•

Employees can easily enroll with a photo. Employee photo databases are maintained by facial recognition systems. Simply take or submit a photo, and the system uses a face search to validate the employee's identiﬁcation as they clock in or out.

•

It prevents spooﬁng. The latest system protects against biometric fraud, which happens when someone poses as someone else and holds their photo or video in front of the camera, either for impersonation or buddy punching purposes.

•	It is accurate. Facial recognition engines provide up to 99.83% accuracy when performing face searches.

What the Future Holds?

The future of facial recognition technology is bright. Security and surveillances are the major segments which will be deeply inﬂuenced. Other areas that are now welcoming it with open arms are private industries, public buildings, and schools. It is estimated that it will also be adopted by retailers and banking systems in coming years to keep fraud in debit/credit card purchases and payment especially the ones that are online.

This technology would ﬁll in the loopholes of the largely prevalent inadequate password system. In the long run, robots using facial recognition technology may also come to foray. They can be helpful in completing the tasks that are impractical or difﬁcult for human beings to complete.

Conclusion and Future Scope

Government/ Identity Management: Face recognition systems are being used by governments all over the world to identify citizens. With 117 million+ face images, America possesses one of the largest worldwide face databases.

Emotion & Sentiment Analysis: We are getting closer to automated psychological assessment technologies thanks to facial detection and recognition. Systems nowadays are able to assess the exact emotions frame by frame in order to assess an individual's mind.

Authentication systems: Facial recognition is used by a number of technologies, including mobile phones and ATMs, to speed up and simplify the veriﬁcation process.

Full Automation: Because facial recognition technology requires little to no effort for veriﬁcation, it helps us become entirely automated.

High Accuracy: In the modern era, facial recognition and detection algorithms have greatly reduced false acceptance rates, achieved very high accuracy, and can be taught with relatively minimal data sets.

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EMPLOYEES

We have 3 full-time employees and utilize approximately 10 independent contractors for development services of our FRT.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the name, age (as of December 1, 2024) and position of the individuals who serve as directors and executive officers of the Company. The following also includes certain information regarding the individual experience, qualifications, attributes and skills of our directors and executive officers as well as brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Position(s)	Date of Appointment
Andrew Gaudet	52	Chief Operating Officer & Director	October 5, 2023 & March 20, 2020

Waqas Nakhwa	41	President, Chief Executive Officer, Chief Financial Officer, Secretary, and Chairman of the Board of Directors	June 7, 2024

Navneet B. Tayal	58	Director	September 19, 2023

Vineet Jawa	37	Director	June 7, 2024

___________

Business Experience

Mr. Andrew Gaudet: Mr. Andrew Gaudet: Mr. Gaudet is a driven, dynamic, visionary with extensive business development and ales experience. He has demonstrated executive leadership abilities with more than 12 years of progressive executive and senior management experience and has managed teams of up to 20 direct reports across Canada, both in-house and remotely, as a senior strategist, analytical thinker, accomplished presenter, and public speaker with superior organizational and time-management skills. Specifically, since July 2013, he has been the Director of Business Development at Anglo Finance Group Ltd., where he has managed over 40 financing projects in construction, manufacturing, healthcare, resource, and renewable energy from initial sale through due diligence to closing. As Director at Anglo Finance, Mr. Gaudet also created and maintained a roster of national and international funding partners specializing in alternative funding, built and managed a sales team of 20 representatives, which quickly achieved better than expected results in both new corporate finance and management clients, each year exceeding quota every year. We believe that Mr. Gaudet possesses attributes that qualify him to serve as a member of the Board, including his extensive experience in business development, sales, and finance.

Mr. Waqas Nakhwa: Mr. Nakhwa is the founder of two successful startups, professionally qualified as an electronics and telecommunication engineer with an MBA (Finance) and Green Belt Lean Six Sigma. Certified Sales force Admin and an Islamic banking professional. He has over 18 years of experience in Business Intelligence, Business process re- engineering, Sales & Business Development in varied Industries like E-Commerce, Banking, Telecom and Real Estate. Specifically, since Feb 2018, through the present, Mr. Nakhwa has acted as the CEO, and was a founder of Smart Chain LLC, which created Blockchain protocols for smart Wallet, RWA tokenization, NFT marketplace, dex, exchange and many more. The first company in Gulf Cooperation Council (GCC to deploy real estate tokenization platform and launched the first NFT café in GCC. Developed a proprietary wallet solution on multi chain use cases. Additionally, in July of 2021, Mr. Nakhwa founded Aqar Chain/Sokos Café/Sokos.io as where he continues as its CEO. Aqar Chain/Sokos Café/Sokos.io is a technology development company providing services in the emerging technology domain like Block chain, Artificial Intelligence, Machine Learning and IOT. First company in its capacity to develop Block chain protocols and solutions in the GCC region. He earned his MBA – Finance in June 2006 from the American E.C. University and a degree in Electronics and Telecommunications Engineering in March 2004 from Cambrian College of Applied arts and Technology.

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Mr. Navneet B. Tayal: Navneet B Tayal, a graduate from Shri Ram College of Commerce in 1985 as a Bachelor of Commerce, qualified as a Chartered Accountant in 1995. He has over 27 years of far-reaching experience in fields of paper producing companies, telecom services and large consumer cooperatives involved in public distribution. He is an executive member of Shri Ram College Alumni Association with extensive experience in audits, taxation, and GST. Since September 2018, Mr. Tayal has been self-employed and working as an accounting consultant.

Mr. Vineet Jawa: Mr. Jawa is a seasoned and dedicated Chartered Accountant with extensive experience in financial management, auditing, taxation, and advisory services. He possesses a strong understanding of accounting principles, regulatory compliance, and business operations. Adept at analyzing financial data, identifying trends, and providing strategic recommendations to enhance organizational efficiency and profitability. Known for meticulous attention to detail, exceptional analytical skills, and a commitment to delivering high-quality services. Specifically, from January 2020, through the present, he has been an internal auditor with Accor Hotels. From January 2018 to December 2019, he was an internal auditor with IHG Hotels and Resorts. From March 2014 to March 2019, he was an internal auditor for Vidya Metals Private Limited. From 2013 to December 2017, he was an internal auditor with Hyatt International. During the course of his employment with the foregoing, Mr. Jawa’s responsibilities included, but were not limited to conducting financial audits to assess compliance with regulatory requirements and internal policies. Preparing and analyzing financial statements, budgets, and forecasts to provide insights into the financial health of the organization. Advising clients on tax planning strategies and assisting with tax filings to minimize liabilities and maximize savings. Providing strategic financial guidance to support business decision-making and enhance operational efficiency. Mr. Jawa received a Bachelor of Commerce from Delhi University in 2009. He became a Chartered Accountant in 2012.

Term of Office

Should a vacancy exist, the Company’s Board of Directors has the power to nominate and appoint a director or directors to fill such vacancy, and each shall hold office until the next annual meeting of stockholders and until his/her successor shall have been duly elected and qualified.

Transactions with Related Persons

Not Applicable.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct. We have two independent directors on our Board of Directors.

Director Independence

The Board of Directors is currently composed of four members. Mr. Nakhwa and Mr. Gaudet do not qualify as independent directors as they each hold officer positions.  The Company’s current Board of Directors has affirmatively determined that Mr. Vineet Jawa and Navneet B. Tayal meet the applicable standards for independent directors under the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. Other than the foregoing, Mr. Jawa and Mr. Tayal are  not a party to any arrangement or understanding with any person, pursuant to which he was appointed as a director of the Company, nor is a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

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Committees

We do not currently have an audit, compensation or nominating committee. The Board of Directors as a whole currently acts as our audit, compensation and nominating committees. We intend to establish an audit, compensation and nominating committee of our Board of Directors once we expand the Board to include one or more independent directors and intend to adopt a charter for each committee.

Our audit committee shall be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. Our compensation committee shall assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements. Our nominating committee shall assist the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of these reports must also be furnished to us.

Based solely on a review of copies of reports furnished to us, as of September 30, 2024 our executive officers, directors and 10% holders have not yet complied with the filing requirements, however, each party with a filing obligation is in the process of preparing to file.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors will not have a standing risk management committee, but will rather administer this oversight function directly through our board of directors as a whole. Our board of directors is responsible for monitoring and assessing strategic risk exposure has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our board will also monitor compliance with legal and regulatory requirements.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

Our Board of Directors has not adopted a code of ethics. We anticipate that we will adopt a code of ethics when we increase either the number of our directors or the number of our employees.

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Limitation of Liability and Indemnification Matters

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Identification of Significant Employees

We have no significant employees other than the aforementioned Officers and Directors.

Family Relationships

There are no family relationships among our directors and executive officers. There is no arrangement or understanding between or among our executive officers and directors pursuant to which any director or officer was or is to be selected as a director or officer.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE AND DIRECTOR COMPENSATION

As of the date of this Report, no officer or director has received any compensation from the Company since the inception of the Company. However, we have recently entered into Executive Employment Agreements with both Mr. Waqas Nakhwa and Mr. Andrew Gaudet. The terms of which follow:

Employment Agreement with Mr. Waqas Nakhwa

Overview; Base Salary. On November 6, 2024 (the “Effective Date”), the Company entered into an employment agreement with Mr. Waqas Nakhwa in connection with his appointment as Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors, Mr. Nakhwa shall receive compensation at a rate of $5,000.00 per month, with the initial monthly payment to become due and payable in January 1, 2025, with successive monthly payment through the remainder of the term of the employment agreement, as defined below.

One-Time Equity Awards. In connection with the entry into the employment agreement, the Company shall issue to Mr. Nakhwa an aggregate of Twenty-Five Million (25,000,000) restricted shares of the Company’s common stock with a cost basis equal to $0.0001, which shall be due as soon as practicable from the Effective Date of the employment agreement.

Term; Termination. The term of Mr. Nakhwa’s employment agreement become effective as of the Effective Date and will continue for a period of 12 months, unless otherwise terminated in accordance with its terms.  The employment agreement may be terminated by Mr. Nakhwa at any time for any reason. The employment agreement may also be terminated by Company for any reason.

Employment Agreement with Mr. Andrew Gaudet

Overview; Base Salary. On December 23, 2024, the Company entered into an employment agreement with Mr. Andrew Gaudet, with an effective date as of December 1, 2024 (the “Effective Date”), in connection with his continued appointment as Chief Operating Officer and as a Member of the Company’s Board of Directors, at a rate of $5,000.00 per month, with the initial monthly payment to become due and payable in January 1, 2025, with successive monthly payment through the remainder of the term of the employment agreement, as defined below.

One-Time Equity Awards. In connection with the entry into the employment agreement, the Company shall issue to Mr. Gaudet an aggregate of Twenty Million (29,000,000) restricted shares of the Company’s common stock with a cost basis equal to $0.0001, which shall be due as soon as practicable from the Effective Date of the employment agreement.

Term; Termination. The term of Mr. Gaudet’s employment agreement become effective as of the Effective Date and will continue for a period of 12 months, unless otherwise terminated in accordance with its terms. The employment agreement may be terminated by Mr. Gaudet or the Company at any time for any reason.

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Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation of Directors

Our directors receive no annual salary or bonus for their service as members of the Company’s board of directors.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Mr. Nakhwa, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Nakhwa collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Related party transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. Related parties are natural persons or other entities that have the ability, directly, or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences.

Other than compensation arrangements, including those Employment Agreements, with our directors and executive officers, and the other transactions discussed herein, we have had no transactions since January 1, 2022, to which we were a party or will be party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest. As permitted by the SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the Executive Compensation or the Director Compensation section of this annual report, as applicable.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct. We have two independent directors on our Board of Directors.

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Director Independence

The Company’s current Board of Directors has affirmatively determined that Mr. Vineet Jawa and Navneet B. Tayal meet the applicable standards for independent directors under the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. Other than the foregoing, Mr. Jawa and Mr. Tayal are  not a party to any arrangement or understanding with any person, pursuant to which he was appointed as a director of the Company, nor is a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

PRINCIPAL STOCKHOLDERS

The following table shows information regarding the beneficial ownership of our Common Stock as adjusted to give effect to the U.S. Reorganization by (i) each of our named executive  officers, directors and director nominees; (ii) all of our executive officers, directors and director nominees as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding Common Stock.

The number of shares beneficially owned and percentages of beneficial ownership before this offering that are set forth below are based on 55,405,732 shares issued and outstanding as of December 1, 2024. The number of shares of our Common Stock outstanding and percentages of beneficial ownership after this offering that are set forth below includes 40,000,000 shares of Common Stock being offered for sale by us in this offering.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Catalyst Crew Technologies Corp.,

30 North Gould Street, Suite R, Sheridan, WY 82801. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

	Shares beneficially	Percentage of Shares Beneficially owned
Name of beneficial owner	owned	Before Offering	After offering
Directors and Named Executive Officers
Waqas Nakhwa, (2) Chairman of the Board and Chief Executive Officer, President, Chief Financial Officer, and Secretary	25,262,100	45.41%	26.37%
Andrew Gaudet, (3) Chief Operating Officer and Director	30,000,000	54.15%	31.44%
Navneet B. Tayal,(4) Director	0	0%	0%
Vineet Jawa,(5) Director	0	0%	0%
All Officers and Directors as a Group (4 persons)	55,162,100	99.56%	57.82%
5% or Greater Shareholder (none)	N/A	N/A	N/A

____________

(1)

The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days from the date of this prospectus are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

(2)

On June 7, 2024, the Company appointed Mr. Waqas Nakhwa as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors.

(3)

On September 18, 2023, the Company received notice of resignation from Mr. Andrew Gaudet from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and, Secretary of the Company. Mr. Gaudet retained his position as a member of the Company’s Board of Directors. Thereafter, on October 5, 2023, the Company appointed Mr. Gaudet to serve as the Company’s Chief Operating Officer to serve until the next annual meeting of the Company or until his respective successor is duly appointed.

(4)

Effective September 19, 2023, the Company appointed Mr. Navneet B. Tayal, as an independent director to its Board. Mr. Tayal will serve until the next annual meeting of the Company or until his respective successor is duly appointed.

(5)

On June 7, 2024, the Company appointed Mr. Vineet Jawa as an independent director to its Board, Mr. Jawa will serve until the next annual meeting of the Company or until his respective successor is duly appointed.

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Changes in Control

There are no present arrangements or pledges of the Company’s securities, which may result in a change in control of the Company.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock and certain provisions of our certificate of incorporation and second amended and restated bylaws. Copies of these documents are filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Capital Stock

We are authorized to issue One Billion (1,000,000,000) shares, consisting of; (i) Seven Hundred Million (700,000,000) shares of Common Stock, par value $0.0001 per share, Three Hundred Million (300,000,000) shares of preferred stock, par value $0.0001 per share which are issuable in one or more Series; of which we have designated 10,000,000 preferred shares as Series A Preferred Stock and, (iv) designate 10,000,000 preferred shares as Series B Preferred Stock. All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to (a) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c)participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no pre-emptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

Our Articles of Incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series at the discretion of the Board of Directors. The Board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof.

Our Articles of Incorporation also provides that the Board of Directors may issue common shares, and such may be issued without further stockholder approval and for such purposes as the Board deems in the best interest of our company, including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common shares could be used by the Board of Directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights, designed to deter hostile takeovers, commonly known as a ‘‘poison pill.’’

Common Stock

The holders of common stock are entitled to one vote per share. The Company’s Articles of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably, such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Stock, if any. The holders of common stock have no pre-emptive, subscription, redemption, or conversion rights. All issued and outstanding shares of common stock are, as well as the common stock reserved for issuance upon conversion of the Preferred Stock, if any, and exercise of Warrants, if any, will be when issued, fully paid and non-assessable.

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Preferred Stock

We are authorized to issue Three Hundred Million (300,000,000) shares of preferred stock, par value $0.0001 per share which are issuable in one or more Series; to designate 10,000,000 preferred shares as Series A Preferred Stock and, (iv) to designate 10,000,000 preferred shares as Series B Preferred Stock. There are no shares of preferred stock outstanding as of December 1, 2024.

The Series A Preferred Stock shall rank senior to all Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock however, does not have the right to vote. The Series A Preferred Stock is entitled to receive dividends from the Issuance Date thereof at the annual rate of three percent (3%) of the Original Issue Price, payable by the Board of Directors in quarterly installments. The Dividends shall cease to accrue on shares of Series A Preferred Stock on the date of any Conversion, as set forth herein. Each share of Series A Preferred Stock shall be convertible at the option of the holder after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series A Preferred Shares being converted by (ii) the Conversion Price (the “Conversion Ratio”). The conversion price for the Series A Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time as hereinafter provided.

Series B Preferred Stock shall rank senior to all Common Stock and pari passu to the Series A Preferred Stock. Each share of Series B Preferred Stock shall be convertible at the option of the Holder thereof at any time, and from time to time, from and after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series B Preferred Shares being converted by (ii) the Conversion Price. The conversion price for the Series B Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time. Series B Preferred Stock shall not have the right to vote on any matters, questions, or proceedings of this Corporation. Holders of the Series B Preferred Stock must hold their Preferred shares for a period one (1) year from the Issuance Date prior to converting their Series B Preferred Shares to Common Shares.

Following the expiration of the Hold Period, the Corporation shall issue to the Holders bonus shares of the Corporation’s Common Stock in such amount to be the number of Series B Preferred held by each Holder by (ii) the Conversion Price. The Board of Directors shall have the authority, in its discretion, to grant the Bonus Shares to the Holders. Each Bonus Share shall constitute a transfer of a restricted Common Share to the Holder, without other payment therefor, as a bonus to the Holder.

Indemnification Of Directors And Officers.

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”). Our Articles of Incorporation state that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company must indemnify, to the maximum extent permitted by Nevada law, its officers and directors in any civil, criminal, administrative or investigative proceeding, except an action by or in the right of the Company, including attorneys’ fees, judgments, fines and amounts paid in settlement, provided he or she acted in good faith and in a manner that he or she reasonably believed to be in, and not opposed to the Company’s best interests. Pursuant to NRS 78.138, no indemnification is required if it is proven that the officer or director breached his or her fiduciary duties and that breach involved intentional misconduct, fraud, or a known violation of law. The termination of any such proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, shall not by itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the Company’s best interests and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. Additionally,  the Company must indemnify officers and directors who are party or are threatened to be made a party to any action or lawsuit by or in the right of the Company to the maximum extent permitted by the NRS, including attorneys’ fees, unless it is proven that his or her act, or failure to act, was a breach of fiduciary duty involving intentional misconduct, fraud, or a known violation of law, rendering him or her liable under NRS 78.138, unless he or she acted in good faith and in a manner in which he or she reasonably believed to be in, and not opposed to, the Company’s best interests. The Board of Directors in its sole discretion, may indemnify the Company’s employees and agents to the extent not prohibited by the NRS or other applicable law. The Company may advance the costs of defense to persons involved in legal proceedings, at the discretion of the Board of Directors, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is determined that he or she is entitled to indemnification by the Company, the NRS.

52

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer LLC, 18 Lafayette Place Woodmere, NY 11598 Phone: (212) 828-8436 Email: info@vstocktransfer.com.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144 Availability

Rule 144 is not available for the resale of securities, initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company, has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC, reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director have any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market, subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities, subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

Holders.

As of December 1, 2024, the Company had 134 shareholders of record.

Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

Securities Authorized for Issuance under Equity Compensation Plans.

None.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not addressed herein. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our Common Stock.

53

This discussion is limited to non-U.S. holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstance, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

•	U.S. expatriates and certain former citizens or long-term residents of the United States;
•	persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers or traders in securities or currencies;
•	persons that hold more than 5% of our Common Stock, directly or indirectly;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	corporations organized outside of the United States, any state thereof or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;
•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•	persons for whom our Common Stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement; and
•	tax-qualified retirement plans.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner (or person or entity treated as a partner) in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

54

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our Common Stock that is neither a “U.S. person,” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;
•

a corporation or other entity created or organized under the laws of the United States, any state thereof, or the District of Columbia and treated as a corporation for U.S. federal income tax purposes;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust that (1) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

An individual non-U.S. citizen may, in some cases, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. Generally, for this purpose, all the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year, are counted.

Resident aliens are generally subject to U.S. federal income tax as if they were U.S. citizens. Individuals who are uncertain of their status as resident or nonresident aliens for U.S. federal income tax purposes are urged to consult their tax advisors regarding the U.S. federal income tax consequences of the ownership or disposition of our Common Stock.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying distributions to holders of our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, such distributions of cash or property on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a return of capital and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Common Stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders may be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our Common Stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

55

Subject to the discussions below regarding backup withholding and the FATCA, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Common Stock

Subject to the discussions below on backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock (including a redemption, but only if the redemption would be treated as a sale or exchange rather than as a distribution for U.S. federal income tax purposes) unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our Common Stock constitute U.S. real property interests, or USRPIs, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits, as adjusted for certain items, which will include such effectively connected gain.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we would be a USRPHC if our USRPIs comprise (by fair market value) at least 50 percent of our business assets. We believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Common Stock will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. There can be no assurance that our Common Stock will continue to qualify as regularly traded on an established securities market. If any gain on your disposition is taxable because we are a United States real property holding corporation and your ownership of our Common Stock exceeds 5%, you will be taxed on such disposition generally in the manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to the provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

56

Information Reporting and Backup Withholding

Subject to the discussion below on FATCA, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Common Stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Common Stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Such information returns generally include the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Common Stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Common Stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and applicable Treasury Regulations (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on our Common Stock, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The withholding provisions under FATCA generally apply to payments of dividends paid on our Common Stock. Further, current provisions of the Code and Treasury Regulations treat gross proceeds from the sale or other disposition of Common Stock as subject to FATCA withholding after December 31, 2018. However, recently proposed Treasury Regulations, if finalized in their present form, would eliminate FATCA withholding on payments of gross proceeds from a sale or other disposition of our Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the potential application of FATCA.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

57

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for us by Corporate Securities Legal, LLP, Costa Mesa, CA.

EXPERTS

Beckles & Co. Inc., our independent registered public accounting firm, has audited our consolidated financial statements as of December 31, 2023 and 2022 for the years then ended, as set forth in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Beckles & Co. Inc.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The website address is http://www.sec.gov. Upon the effectiveness of the registration statement, we will be subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, will file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information can be inspected and copied at the locations set forth above.

58

Catalyst Crew Technologies Corp.

(fka Blue Chip Technologies Corp.)

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Annual Financial Statements (audited):

Quarterly Financial Statements (unaudited):

(b) Exhibits.

See the Exhibit Index attached hereto which is incorporated by reference

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Blue Chip Technologies, Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Blue Chip Technologies, Corp as of December 31, 2023 and December 31, 2022, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements, revised as described in Note 11, present fairly, in all material respects, the financial position of Blue Chip Technologies, Corp as of December 31, 2023 and December 31, 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Other matter – Impairment of intangible asset

As discussed in Note 11 to the financial statements, the Company’s Board of Directors voted to (i) cease all prior operations of the Company involving big data analytics software for use in the gaming and financial technology industries, (ii) relinquish and disavow any and all interest in existing subsidiaries as of June 11, 2024. As a result, Management has decided to impair its analytical software valued at $875,000. This discovery was made subsequent to the issuance of the financial statements. The financial statements have been restated to reflect this correction.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Blue Chip Technologies, Corp in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Blue Chip Technologies, Corp is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

As part of our subsequent event procedures, On July 19 , 2024, the Company communicated to us that the Company had conducted a board of directors meeting on June 11, 2024. During that meeting it was decided that because of a change in management, the Company’s Board of Directors voted to (i) cease all prior operations of the Company involving big data analytics software for use in the gaming and financial technology industries, (ii) relinquish and disavow any and all interest in existing subsidiaries as of June 11, 2024. As a result, Management made a decision to impair its analytical software valued $875,000.

/S/ Beckles & Co

Beckles & Co. Inc. (PCAOB ID 7116)

We have served as the Company's auditor since 2024

West Palm Beach, FL

July 22, 2024

F-2

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

BALANCE SHEETS

	December 31, 2023 (Restated)	December 31, 2022
ASSETS
Current assets
Cash	$-	$-
Total current assets	-	-

Total assets	-	-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	152,851	96,430
Notes payable - related party	88,042	71,892
Notes payable	149,879	95,728
Convertible notes payable	109,591	109,591
Total current liabilities	500,363	373,641

Total liabilities	500,363	373,641

Stockholders' deficit

Preferred stock, $0.0001 par value, 280,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-

Series A Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 and 0 and shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-

Series B Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 0 and 0 and shares issued and outstanding as of December 31, 2023 and 2022, respectively	-	-

Common stock, $0.0001 par value, 700,000,000 shares authorized, 109,634,536 and 80,634,536 and shares issued and outstanding as of December 31, 2023 and 2022, respectively	109,635	80,635
Additional paid in capital	25,522,265	23,944,265
Accumulated deficit	(26,132,263)	(24,398,541)
Total stockholders' deficit	(500,363)	(373,641)

Total liabilities and stockholders' deficit	$-	$-

See accompanying notes to the financial statements

F-3

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

STATEMENTS OF OPERATIONS

	For the year ended
	December 31, 2023 (Restated)	December 31, 2022

Revenue	$-	$-

Operating expenses
General and administrative	762,878	7,788,993
Professional fees	66,049	17,502
Loss on acquisition of intangible assets	875,000

Total operating expenses	1,703,927	7,806,495

Loss from operations	(1,703,927)	(7,806,495)

Other income (expenses)
Interest expense	(29,795)	(28,412)
Total income (expenses)	(29,795)	(28,412)

Net loss before tax provision	(1,733,722)	(7,834,907)
Tax provision	-	-
Net loss from continuing operations	$(1,733,722)	$(7,834,907)
Net loss from discontinued operations before tax provision	$-	$(160,218)
Tax provision for discontinued operations	$-
Net loss from discontinued operations	$-	$(160,218)
Net loss	$(1,733,722)	$(7,995,125)

Net loss per common share from continuing operations - basic and diluted	$(0.02)	$(0.11)
Net loss per common share from discontinued operations- basic and diluted	$-	$(0.00)
Net loss per common share - basic and diluted	$(0.02)	$(0.12)

Net loss per common share - basic and diluted

Weighted average number of common shares outstanding - basic and diluted	88,917,549	68,201,860

See accompanying notes to the financial statements

F-4

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

STATEMENTS OF STOCKHOLDERS' DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2021	61,075,035	61,075	17,317,411	(17,918,394)	(539,908)
Stock issued for services	38,944,965	38,945	7,750,048	-	7,788,993
Spin-off of Everything Produce	(19,385,464)	(19,385)	(1,123,194)	1,514,978	372,399
Net loss	-	-	-	(7,995,125)	(7,995,125)
Balance, December 31, 2022	80,634,536	80,635	23,944,265	(24,398,541)	(373,641)
Stock issued for intangible assets	5,000,000	5,000	870,000	-	875,000
Stock issued for services	24,000,000	24,000	708,000	-	732,000
Net loss	-	-	-	(1,733,722)	(1,733,722)
Balance, December 31, 2023(Restated)	109,634,536	109,635	25,522,265	(26,132,263)	(500,363)

See accompanying notes to the financial statements

F-5

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

STATEMENTS OF CASH FLOWS

	For the year ended
	December 31, 2023 (Restated)	December 31, 2022
Cash Flows from Operating Activities
Net loss from continuing operations	$(1,733,722)	$(7,834,907)
Net loss from discontinued operations	$-	$(160,218)
Adjustments to reconcile net loss to net cash provided by operating activities:
Shares issued for services	732,000	7,788,993
Loss on acquisition of intangible assets	875,000	-
Spin-off of Everything Produce	-	372,399
Changes in assets and liabilities
Accounts payable and accrued liabilities	56,421	1,419
Net cash used in continuing operating activities	(70,301)	167,686
Operating cash flow from discontinued operations	-	(200,356)
Net cash used in operating activities	(70,301)	(32,670)

Cash Flows from Investing Activities:
Net cash used in investing activities	-	-

Cash Flows from Financing Activities:

Proceeds from notes payable	54,151	-
Advances - related party	16,150	32,670
Net cash provided by financing activities	70,301	32,670

Net decrease in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to the financial statements

F-6

BLUE CHIP TECHNOLOGIES CORP.

(FKA CONTINENTAL BEVERAGE BRANDS CORPORATION)

NOTES TO FINANCIAL STATEMENTS

DECEMBER  31, 2023

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Blue Chip Technologies Corp. (Formerly Continental Beverage Brands Corporation) (the “Company or “CBBB”) was incorporated in the State of Nevada on September 11, 2008. At that time the primary business of the Company was to act as a global broker for business and private jets by connecting travelers (corporations, institutions and wealthy private individuals) with executive aircraft that are independently owned and operated by third party companies or individuals. On February 5, 2015, the Company changed its name to better reflect its anticipated new business direction. The Company had received approval of its Federal Permit to distribute alcoholic beverages, which would be accomplished, through its subsidiaries, Continental Beverage Inventory and Warehousing Ltd., and promotional activities through Continental Beverage Marketing and Promotion Inc. In early 2016, the Company abandoned its activities and ceased to operate.

On March 20, 2023, the “Company entered into an Asset Purchase Agreement by and among the Company, on the one hand and JT Technologies LLC (“JTLLC”) and Nitish Sharma, an individual and the sole managing member of JTLLC, on the other hand whereby the Company acquired various big data analytics related assets from the Seller for use in the gaming and gambling industry to analyze player behavior and fraud protection, among other similar information. Collectively, al intellectual property, proprietary and non-proprietary technology, know-how, and all other assets of the seller that maybe, directly, or indirectly, applied to big data analytics in the gaming and gaming industry are referred to hereinafter as the “Acquired Assets”. In exchange for the Acquired Assets, the Company issued 5,000,000 restricted shares of the 2. Buyer’s common stock to Seller.

On May 26, 2023, the Company changed its name to Blue Chip Technologies Corporation.

On September 18, 2023, the Company received notice of resignation from Mr. Andrew Gaudet from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary. Mr. Gaudet retained his position as a member of the Company’s Board of Directors.

Effective the same day, the Company entered into an Executive Employment with Gurneet Kaur whereby Ms. Kaur agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. On the same day, and pursuant to a Stock Purchase Agreement, Ms. Kaur acquired 48,944,965 shares of common stock from Nitish Sharma. Accordingly, Ms. Kaur now owns 72,944,965 restricted shares of our common stock, which represents approximately 66.53% of the total issued and outstanding shares of common stock.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these interim financial statements not misleading.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  During the year ended December 31, 2023, the Company incurred net losses of $1,733,722 and accumulated deficits of $26,132,263. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

F-7

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test.  Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Income Taxes

The Company’s calculation of its tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations in various taxing jurisdictions. The Company recognizes tax liabilities for uncertain tax positions based on management’s estimate of whether it is more likely than not that additional taxes will be required. The Company had no uncertain tax positions as of December 31, 2023 and 2022.

Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from net operating losses, differences in depreciation methods of archived images, and property and equipment, stock-based and other compensation, and other accrued expenses. A valuation allowance is established when it is determined that it is more likely than not that some or all of the deferred tax assets will not be realized.

F-8

The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations and court rulings. Therefore, the actual liability for U.S., or the various state jurisdictions, may be materially different from management’s estimates, which could result in the need to record additional tax liabilities or potentially reverse previously recorded tax liabilities. Interest and penalties are included in tax expense.

The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operation in the provision for income taxes. As of December 31, 2022 and 2021, the Company had no accrued interest or penalties related to uncertain tax positions.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

F-9

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of December 31, 2023 and 2022 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on December 31, 2023 and 2022.

Recent Accounting Pronouncements

On March 21, 2024, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2024-01 ("ASU 2024-01"), which clarifies how an entity determines whether a profits interest or similar award is (1) within the scope of ASC 718 or (2) not a share-based payment arrangement and therefore within the scope of other guidance. The guidance in ASU 2024-01 applies to all entities that issue profits interest awards as compensation to employees or nonemployees in exchange for goods or services. ASU 2024-01 is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those periods. The Company is currently evaluating the impact of the adoption of ASU 2024-01 on its financial statements.

In December 2023, the FASB issued ASU 2023-09, which established a new income tax disclosure requirement in addition to modifying and eliminating certain existing requirements. Under the new guidance, entities must consistently categorize and provide greater disaggregation of information in the rate reconciliation. Companies must also further disaggregate income taxes paid. Companies are required to apply the guidance to annual periods beginning after December 15, 2024. The Company does not intend to early adopt this standard.

2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. Under the current business combinations guidance, such assets and liabilities are recognized by the acquirer at fair value on the acquisition date. The Company adopted the provisions of the accounting pronouncement as of October 1, 2023 and the new standard did not have an impact on the Company's financial statements for the six months ended March 31, 2024.

NOTE 4 –RESTATEMENT

The Company has restated the current financial statement for the year ended December 31, 2013 to correct the accounting of the acquisition of intangible assets. As disclosed in Note 4 of the December 31, 2023 financial statements, On March 20, 2023, the “Company entered into an Asset Purchase Agreement wereas the company acquired certain intangible assets in exchange for 5,000,000 restricted shares valued at $875,000. On June 11, 2024, as a result of this change in management, the Company’s Board of Directors voted to cease all prior operations of the Company involving big data analytics software for use in the gaming and financial technology industries, As a result, the Company reevaluated the assets and determined the value to be $0 as of December 31, 2023. As such the Company has decided to restate the prior year financial statements to impair the total value of the assets acquired in the agreement. The effect of the correction is to decrease total assets and increase accumulated deficit by the same amount.

On September 22, 2023, the Company issued 24,000,000 restricted shares of common stock valued at $2,928,000 based on the stock price on the date of the agreement to the Company’s CEO for services beginning October 1, 2023 and ended September 30, 2024. The entire value of the compensation was erroneously recorded to compensation expense. The Company determined that that compensation expense should be recorded over the course of the service period as described in ASC 718. The effect of the correction is to decrease compensation expense and decrease additional paid in capital by the same amount. The corrections on each of the affected financial statement line items as of and for the year ended December 31, 2023.

F-10

	As Previously Reported	Adjustment	As Restated
As of December 31, 2023 Consolidated Balance Sheet
Intangibles assets	$875,000	$(875,000)	$-
Total Assets	$875,000	$(875,000)	$-
Accumulated deficit	$(27,453,263)	$1,321,000	$(26,132,263)
Additional paid in capital	$27,718,265	$(2,196,000)	$25,522,265
Total Stockholders' Equity	$374,637	$(875,000)	$(500,363)

For the year ended December 31, 2023
Statement of Operations:

General and administrative	$2,958,878	$(2,196,000)	$762,878
Loss from operations	$(3,024,927)	$(1,321,000)	$(1,703,927)
Net loss	$(3,054,722)	$(1,321,000)	$(1,733,722)

NOTE 5 – Asset Purchase Agreement

On March 20, 2023, the “Company entered into an Asset Purchase Agreement by and among the Company, on the one hand and JT Technologies LLC (“JTLLC”) and Nitish Sharma, an individual and the sole managing member of JTLLC, on the other hand whereby the Company acquired various big data analytics related assets from the Seller for use in the gaming and gambling industry to analyze player behavior and fraud protection, among other similar information. Collectively, al intellectual property, proprietary and non-proprietary technology, know-how, and all other assets of the seller that maybe, directly, or indirectly, applied to big data analytics in the gaming and gaming industry. In exchange for the Acquired Assets, the Company issued 5,000,000 restricted shares valued at $875,000.

The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of the acquiree were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus, the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805. On June 11, 2024, as a result of this change in management, the Company’s Board of Directors voted to  cease all prior operations of the Company involving big data analytics software for use in the gaming and financial technology industries, As a result, the Company evaluated the assets and determined the value to be $0 and as of December 31, 2024 and such the total purchase price of $875,000 in connection with the assets acquired is included in loss on acquisition of intangible assets, in the Statement of Operations (See note 11).

NOTE 6 –NOTES PAYABLE

Promissory notes payable as of December 31, 2023 and 2022 consists of the following:

December 31, 2023	December 31, 2022
$73,228	$73,228
2,500	2,500
20,000	20,000
4,571	-
763	-
7,341	-
2,500	-
5,000	-
13,000	-
8,000	-
976	-
12,000	-
$149,879	$95,728

F-11

During the year ended December 31, 2023, the Company has issued various promissory notes amounting to $54,151 for general operating purposes. The notes carry an interest rate of 10% and are due upon demand.

During the year ended December 31, 2023, the Company recorded interest expense of $7,110.

NOTE 7 –CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of December 31, 2023 and 2022 consists of the following:

December 31, 2023	December 31, 2022
$15,487	$15,487
11,103	11,103
75,000	75,000
8,000	8,000
$109,591	$109,591

During the year ended December 31, 2023 and 2022, the Company recorded interest expense of $14,682 and $18,722, respectively.

NOTE 8 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2023 and 2022, the Company has received various advances from a shareholder amounting to $16,150 and $0 for general operating purposes, respectively. The notes carry an interest rate of 10% and are due upon demand. As of December 31, 2023 and 2022, the Company had notes due to the shareholder of $88,042 and 71,892, respectively.

During the year ended December 31, 2023 and 2022, the Company recorded interest expense of $8,003.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 10 - INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

As of December 31, 2023, the Company had net operating loss carryforwards that may be available to offset future taxable income. The utilization of these NOLs may become subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382.

The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2023 and 2022 the Company has no unrecognized uncertain tax positions, including interest and penalties.

F-12

NOTE 11 – STOCKHOLDERS’ EQUITY

As of December 31, 2023 and 2022, the Company had 109,634,536 and 80,634,536 shares of common stock issued and outstanding.

On October 12, 2023, the Board of Directors authorize an amendment to the articles of Incorporation to specifically increase the authorized shares to One Billion (1,000,000,000), consisting of; (i) Seven Hundred Million (700,000,000) shares of Common Stock, par value $0.0001 per share, Three Hundred Million (300,000,000) shares of preferred stock, par value $0.0001 per share which are issuable in one or more Series; to designate 10,000,000 preferred shares as Series A Preferred Stock and, (iv) to designate 10,000,000 preferred shares as Series B Preferred Stock.

The Series A Preferred Stock shall rank senior to all Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock however, does not have the right to vote. The Series A Preferred Stock is entitled to receive dividends from the Issuance Date thereof at the annual rate of three percent (3%) of the Original Issue Price, payable by the Board of Directors in quarterly installments. The Dividends shall cease to accrue on shares of Series A Preferred Stock on the date of any Conversion, as set forth herein. Each share of Series A Preferred Stock shall be convertible at the option of the holder after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series A Preferred Shares being converted by (ii) the Conversion Price (the “Conversion Ratio”). The conversion price for the Series A Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time as hereinafter provided.

Series B Preferred Stock shall rank senior to all Common Stock and pari passu to the Series A Preferred Stock. Each share of Series B Preferred Stock shall be convertible at the option of the Holder thereof at any time, and from time to time, from and after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series B Preferred Shares being converted by (ii) the Conversion Price The conversion price for the Series B Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time.  Series B Preferred Stock shall not have the right to vote on any matters, questions, or proceedings of this Corporation. Holders of the Series B Preferred Stock must hold their Preferred shares for a period one (1) year from the Issuance Date prior to converting their Series B Preferred Shares to Common Shares.

Following the expiration of the Hold Period, the Corporation shall issue to the Holders bonus shares of the Corporation’s Common Stock in such amount to be the number of Series B Preferred held by each Holder by (ii)”). The Board of Directors shall have the authority, in its discretion, to grant the Bonus Shares to the Holders. Each Bonus Share shall constitute a transfer of a restricted Common Share to the Holder, without other payment therefor, as a bonus to the Holder.

On September 13, 2022, the Company issued 38,944,965 restricted shares of common stock valued at $7,788,933 based on the stock price on the date of the agreement to the Company’s CEO for services. As of December 31, 2022, $7,788,933 of the value of the issuance was recoded to compensation cost.

On May 11, 2023, the Company issued 5,000,000 restricted shares of common stock valued at $875,000 for certain intangible assets (See Note 4).

On September 22, 2023, the Company issued 24,000,000 restricted shares of common stock valued at $2,928,000 based on the stock price on the date of the agreement to the Company’s CEO for services beginning October 1, 2023 and ended September 30, 2024. As of December 31, 2023, $732,000 of the value of the issuance was recoded to compensation cost.

NOTE 12 – SUBSEQUENT EVENTS

Subsequent to December 31, 2023, the Company has issued various promissory notes amounting to $32,964 for general operating purposes. The notes carry an interest rate of 10% and are due upon demand.

On June 11, 2024, as a result of this change in management, the Company’s Board of Directors voted to (i) cease all prior operations of the Company involving big data analytics software for use in the gaming and financial technology industries, (ii) relinquish and disavow any and all interest in existing subsidiaries as of June 11, 2024. As a result, Management has decided to impair its analytical software. Management recorded an impairment loss of $875,000 on the statement of operations for the year ended December 31, 2023.

F-13

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP. )

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Current assets
Cash	$-	$-
Total current assets	-	-

Total assets	-	-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	243,238	152,851
Notes payable - related party	88,042	88,042
Notes payable	207,100	149,879
Convertible notes payable	109,591	109,591
Total current liabilities	647,971	500,363

Total liabilities	647,971	500,363

Stockholders' deficit

Preferred stock, $0.0001 par value, 280,000,000 shares authorized,
0 and 0 and shares issued and outstanding as of
September 30, 2024 December 31, 2023, respectively	-	-

Series A Preferred stock, $0.0001 par value, 20,000,000 shares authorized,
0 and 0 and shares issued and outstanding as of
September 30, 2024 December 31, 2023, respectively	-	-

Series B Preferred stock, $0.0001 par value, 20,000,000 shares authorized,
0 and 0 and shares issued and outstanding as of
September 30, 2024 December 31, 2023, respectively	-	-

Common stock, $0.001 par value, 300,000,000 shares authorized,
243,632 and 243,632 and shares issued and outstanding as of
September 30, 2024 December 31, 2023, respectively	244	109,635
Additional paid in capital	27,827,656	25,522,265
Accumulated deficit	(28,475,871)	(26,132,263)
Total stockholders' deficit	(647,971)	(500,363)

Total liabilities and stockholders' deficit	$-	$-

See accompanying notes to the unaudited condensed consolidated financial statements

F-14

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP. )

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months		For the nine months
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Operating expenses
General and administrative	21,668	2,933,223	2,262,578	2,934,401
Professional fees	12,000	6,541	53,314	25,087

Total operating expenses	33,668	2,939,764	2,315,892	2,959,488

Loss from operations	(33,668)	(2,939,764)	(2,315,892)	(2,959,488)

Other expenses
Interest expense	(9,813)	1,428	(27,716)	(15,460)
Total expenses	(9,813)	1,428	(27,716)	(15,460)

Net loss before tax provision	(43,481)	(2,938,336)	(2,343,608)	(2,974,948)
Tax provision	-	-	-	-
Net loss	$(43,481)	$(2,938,336)	$(2,343,608)	$(2,974,948)

Net loss per common share - basic and diluted	$(0.00)	$(0.03)	$(9.62)	$(0.04)

Weighted average number of common shares outstanding - basic and diluted	109,634,536	85,634,536	243,632	83,938,566

See accompanying notes to the unaudited condensed consolidated financial statements

F-15

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP. )

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

(Unaudited)

For the nine months ended September 30, 2024

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	243,632	244	25,631,656	(26,132,263)	(500,363)
Share-based compensation	-	-	732,000	-	732,000
Net loss	-	-	-	(774,220)	(774,220)
Balance, March 31, 2024	243,632	244	26,363,656	(26,906,483)	(542,583)
Share-based compensation	-	-	1,464,000	-	1,464,000
Net loss	-	-	-	(1,525,907)	(1,525,907)
Balance, June 30, 2024	243,632	244	27,827,656	(28,432,390)	(604,490)
Net loss	-	-	-	(43,481)	(43,481)
Balance, September 30, 2024	243,632	244	27,827,656	(28,475,871)	(647,971)

For the nine months ended September 30, 2023

	Common Stock		Additional Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2022	179,188	179	24,024,721	(24,398,542)	(373,641)
Net loss	-	-	-	(17,738)	(17,738)
Balance, March 31, 2023	179,188	179	24,024,721	(24,416,280)	(391,380)
Stock issued for intangible assets	11,111	11	874,989	-	875,000
Net loss	-	-	-	(18,874)	(18,874)
Balance, June 30, 2023	190,299	190	24,899,710	(24,435,154)	464,746
Stock issued for services	53,333	53	2,927,947	-	2,928,000
Net loss	-	-	-	(2,938,336)	(2,938,336)
Balance, September 30, 2023	243,632	243	27,827,657	(27,373,490)	454,410

See accompanying notes to the unaudited condensed consolidated financial statements

F-16

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP. )

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended
	September 30, 2024	September 30, 2023
Cash Flows from Operating Activities
Net loss	$(2,343,608)	$(2,974,948)
Shares issued for services	$2,196,000	$2,928,000
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities
Accounts payable and accrued liabilities	90,387	18,123
Net cash used in continuing operating activities	(57,221)	(28,825)

Cash Flows from Financing Activities:
Proceeds from loans payable, related parties	-	16,150
Proceeds from notes payable	57,221	12,675
Net cash provided by financing activities	57,221	28,825

Net decrease in cash	-	-
Cash, beginning of period	-	-
Cash, end of period	$-	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Shares issued for intangible assets	$-	$875,000

See accompanying notes to the unaudited condensed consolidated financial statements

F-17

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization

Catalyst Crew Technologies Corp. (Blue Chip Technologies Corp.) (the “Company or “CBBB”) was incorporated in the State of Nevada on September 11, 2008. At that time the primary business of the Company was to act as a global broker for business and private jets by connecting travelers (corporations, institutions and wealthy private individuals) with executive aircraft that are independently owned and operated by third party companies or individuals. On February 5, 2015, the Company changed its name to better reflect its anticipated new business direction. The Company had received approval of its Federal Permit to distribute alcoholic beverages, which would be accomplished, through its subsidiaries, Continental Beverage Inventory and Warehousing Ltd., and promotional activities through Continental Beverage Marketing and Promotion Inc. In early 2016, the Company abandoned its activities and ceased to operate.

On March 20, 2023, the “Company entered into an Asset Purchase Agreement by and among the Company, on the one hand and JT Technologies LLC (“JTLLC”) and Nitish Sharma, an individual and the sole managing member of JTLLC, on the other hand whereby the Company acquired various big data analytics related assets from the Seller for use in the gaming and gambling industry to analyze player behavior and fraud protection, among other similar information. Collectively, al intellectual property, proprietary and non-proprietary technology, know-how, and all other assets of the seller that maybe, directly, or indirectly, applied to big data analytics in the gaming and gaming industry are referred to hereinafter as the “Acquired Assets”. In exchange for the Acquired Assets, the Company issued 5,000,000 restricted shares of the 2. Buyer’s common stock to Seller.

On May 26, 2023, the Company changed its name to Blue Chip Technologies Corporation.

On September 18, 2023, the Company received notice of resignation from Mr. Andrew Gaudet from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Secretary. Mr. Gaudet retained his position as a member of the Company’s Board of Directors.

Effective the same day, the Company entered into an Executive Employment with Gurneet Kaur whereby Ms. Kaur agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors. On the same day, and pursuant to a Stock Purchase Agreement, Ms. Kaur acquired 48,944,965 shares of common stock from Nitish Sharma. Accordingly, Ms. Kaur now owns 72,944,965 restricted shares of our common stock, which represents approximately 66.53% of the total issued and outstanding shares of common stock.

On June 5, 2024, Ms. Kaur sold, by way of Stock Purchase Agreement (the “SPA”), 72,944,965 restricted shares of the Company’s common stock to Waqas Nakhwa. As a result of this SPA, Nakhwa is now deemed our controlling shareholder by virtue of his purchase of the Shares and holds 66.53% of our total voting stock.

Additionally, on June 7, 2024, the Company received notice of resignation from Ms. Kaur from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Director of the Company. Ms. Kaur’s resignation was not the result of any disagreements between Ms. Kaur and the Company relating to the Company’s operations, policies, or practices.

Effective immediately upon the resignation of Ms. Kaur, the Company’s Board of Directors appointed Mr. Nakhwa to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Chairman of the Board of Directors to serve until the next annual meeting of the Company or until his respective successor is duly appointed. Mr. Nakhwa accepted all such appointments, effective as of June 7, 2024.

F-18

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

On June 9, 2024, the Company entered into an Asset Transfer Agreement with Mr. Nakhwa pursuant to which Mr. Nakhwa assigned to the Company all of Mr. Nakhwa’s interest in Facial Recognition Technology (FRT) solutions and intellectual property associated therewith in exchange for $1.00.

On June 11, 2024, as a result of this change in management, the Company’s Board of Directors voted to (i) cease all prior operations of the Company involving big data analytics software for use in the gaming and financial technology industries, (ii) relinquish and disavow any and all interest in existing subsidiaries as of June 11, 2024 and (iii) amend the Company’s Articles of Incorporation to change the name of the Company to “Catalyst Crew Technologies Corp.” to more accurately reflect the Company’s new business direction. The Company will endeavor to affect the name change in near future or at such time management deems the name change appropriate. In the interim period until we affect this proposed name change, we will be operating as “Catalyst Crew Technologies.

On July 1, 2024, the Company’s Board of Directors approved a Change to its Articles of Incorporation, as amended, with the Secretary of Nevada to change the Company’s corporate name to “Catalyst Crew Technologies Corp.”

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. Management is of the opinion that all necessary adjustments have been made to make these interim consolidated financial statements not misleading.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During nine months ended September 30, 2024, the Company incurred net losses of $2,343,608 and accumulated deficits of $28,475,871. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

We are entirely dependent on our ability to attract and receive funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans. Any additional equity financing may involve substantial dilution to our then existing stockholders.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

F-19

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

Intangible assets

The Company follows Financial Accounting Standard Board’s (FASB) Codification Topic 350-10 (“ASC 350-10”), “Intangibles – Goodwill and Other”. According to this statement, intangible assets with indefinite lives are no longer subject to amortization, but rather an annual assessment of impairment by applying a fair-value based test. Under ASC 350-10, the carrying value of assets are calculated at the lowest level for which there are identifiable cash flows.

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

F-20

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of September 30, 2024 and December 31, 2023 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements on September 30, 2024 and December 31, 2023.

Recent Accounting Pronouncements

On March 21, 2024, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2024-01 ("ASU 2024-01"), which clarifies how an entity determines whether a profits interest or similar award is (1) within the scope of ASC 718 or (2) not a share-based payment arrangement and therefore within the scope of other guidance. The guidance in ASU 2024-01 applies to all entities that issue profits interest awards as compensation to employees or nonemployees in exchange for goods or services. ASU 2024-01 is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those periods. The Company is currently evaluating the impact of the adoption of ASU 2024-01 on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, which established a new income tax disclosure requirement in addition to modifying and eliminating certain existing requirements. Under the new guidance, entities must consistently categorize and provide greater disaggregation of information in the rate reconciliation. Companies must also further disaggregate income taxes paid. Companies are required to apply the guidance to annual periods beginning after December 15, 2024. The Company does not intend to early adopt this standard.

2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which requires contract assets and contract liabilities acquired in a business combination to be recognized and measured by the acquirer on the acquisition date in accordance with ASC 606, Revenue from Contracts with Customers, as if it had originated the contracts. Under the current business combinations guidance, such assets and liabilities are recognized by the acquirer at fair value on the acquisition date. The Company adopted the provisions of the accounting pronouncement as of October 1, 2023 and the new standard did not have an impact on the Company's consolidated financial statements for the six months ended September 30, 2024.

F-21

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

NOTE 4 –NOTES PAYABLE

Promissory notes payable as of September 30, 2024 and December 31, 2023 consists of the following:

September 30, 2024	December 31, 2023
$73,228	$73,228
2,500	2,500
20,000	20,000
4,571	4,571
763	763
7,341	7,341
2,500	2,500
5,000	5,000
13,000	13,000
8,000	8,000
976	976
12,000	12,000
3,500	-
5,000	-
6,123	-
5,000	-
12,000	-
1,341	-
1,498	-
5,300	-
3,000	-
1,791	-
7,500	-
4,500	-
668	-
$207,100	$149,979

During the nine ended September 30, 2024, the Company has issued various promissory notes amounting to $57,221 for general operating purposes. The notes carry an interest rate of 10% and are due upon demand.

During the nine months ended September 30, 2024 and 2023, the Company recorded interest expense of $16,694 and $5,019, respectively.

F-22

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

NOTE 5 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable as of September 30, 2024 and December 31, 2023 consists of the following:

September 30, 2024	December 31, 2023
$15,487	$15,487
11,103	11,103
75,000	75,000
8,000	8,000
$109,591	$109,591

During the three months ended September 30, 2024 and 2023, the Company recorded interest expense of $11,021 and $6,313, respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS

As of September 30, 2024 and December 31, 2023, the Company had notes due to the shareholder of $88,042 and 71,892, respectively.  The notes carry an interest rate of 10% and are due upon demand.

During the nine months ended September 30, 2024 and 2023, the Company recorded interest expense of $6,609 and $7,189 respectively.

Asset Purchase Agreement

On June 9, 2024, the Company entered into an Asset  Transfer Agreement with it CEO Mr. Nakhwa  pursuant to which Mr. Nakhwa assigned to the Company all of Mr. Nakhwa’s interest in Facial Recognition Technology (FRT) solutions and intellectual property associated therewith in exchange for $1.00. The Company evaluated the Asset Purchase Agreement in accordance with ASC 805 – Business Combinations which notes the threshold requirements of a business combination that includes the expanded definition of a “business” and defines elements that are to be present to be determined whether an acquisition of a business occurred. No “activities” of the acquiree were acquired. Instead, the Company obtained control of a set of inputs (the acquired assets). Thus, the Company determined agreement is an acquisition of assets, not an acquisition of a business in accordance with ASC 805. Additionally, as the transaction occurred between entities under common control the assets were recorded as their historical basis which was determined to be $0.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

NOTE 8 – STOCKHOLDERS’ EQUITY

As of September 30, 2024 and December 31, 2023, the Company had 243,632 and 243,632 shares of common stock issued and outstanding (Post split).

On July 1, 2024, the Company’s Board of Directors approved a One for Three Hundred (1-for-450) Reverse Stock Split of the issued and outstanding shares of Common Stock. the financial statements have not been retroactively restated to reflect the split.

On October 12, 2023, the Board of Directors authorize an amendment to the articles of Incorporation to specifically increase the authorized shares to One Billion (1,000,000,000), consisting of; (i) Seven Hundred Million (700,000,000) shares of Common Stock, par value $0.0001 per share, Three Hundred Million (300,000,000) shares of preferred stock, par value $0.0001 per share which are issuable in one or more Series; to designate 10,000,000 preferred shares as Series A Preferred Stock and, (iv) to designate 10,000,000 preferred shares as Series B Preferred Stock.

F-23

Catalyst Crew Technologies Corp.

(FKA BLUE CHIP TECHNOLOGIES CORP.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

The Series A Preferred Stock shall rank senior to all Common Stock and any other class of securities that is specifically designated as junior to the Series A Preferred Stock however, does not have the right to vote. The Series A Preferred Stock is entitled to receive dividends from the Issuance Date thereof at the annual rate of three percent (3%) of the Original Issue Price, payable by the Board of Directors in quarterly installments. The Dividends shall cease to accrue on shares of Series A Preferred Stock on the date of any Conversion, as set forth herein. Each share of Series A Preferred Stock shall be convertible at the option of the holder after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series A Preferred Shares being converted by (ii) the Conversion Price (the “Conversion Ratio”). The conversion price for the Series A Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time as hereinafter provided.

Series B Preferred Stock shall rank senior to all Common Stock and pari passu to the Series A Preferred Stock. Each share of Series B Preferred Stock shall be convertible at the option of the Holder thereof at any time, and from time to time, from and after the One (1) Year anniversary of the Issuance Date, into a number of shares of Common Stock determined by dividing (i) the total number of Series B Preferred Shares being converted by (ii) the Conversion Price The conversion price for the Series B Preferred Stock (the “Conversion Price”) shall be equal to $1.00 per share, which may be adjusted from time to time.  Series B Preferred Stock shall not have the right to vote on any matters, questions, or proceedings of this Corporation. Holders of the Series B Preferred Stock must hold their Preferred shares for a period one (1) year from the Issuance Date prior to converting their Series B Preferred Shares to Common Shares.

Following the expiration of the Hold Period, the Corporation shall issue to the Holders bonus shares of the Corporation’s Common Stock in such amount to be the number of Series B Preferred held by each Holder by (ii)”). The Board of Directors shall have the authority, in its discretion, to grant the Bonus Shares to the Holders. Each Bonus Share shall constitute a transfer of a restricted Common Share to the Holder, without other payment therefor, as a bonus to the Holder.

On September 22, 2023, the Company issued 53,333 restricted shares of common stock (Post split) valued at $2,928,000 based on the stock price on the date of the agreement to the Company’s CEO for services beginning October 1, 2023 and ended September 30, 2024. As of September 30, 2024, $2,928,000 of the value of the issuance was recoded to compensation cost, of which $2,196,000 was recorded during the nine months ended September 30, 2024.

F-24

Catalyst Crew Technologies Corp.

40,000,000 SHARES OF COMMON STOCK

________________________

PROSPECTUS

________________________

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2025, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

59

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with this offering described in this registration statement (other than the underwriting discount and commissions) are as follows:

Amount
SEC registration fee	$65.00
Accountants’ fees and expenses	$15,000.00
Legal fees and expenses	$25,000.00
Miscellaneous	$1000.00
Total expenses	$41,065.00

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by the Nevada Revised Statutes (the “NRS”). Our Articles of Incorporation state that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company must indemnify, to the maximum extent permitted by Nevada law, its officers and directors in any civil, criminal, administrative or investigative proceeding, except an action by or in the right of the Company, including attorneys’ fees, judgments, fines and amounts paid in settlement, provided he or she acted in good faith and in a manner that he or she reasonably believed to be in, and not opposed to the Company’s best interests. Pursuant to NRS 78.138, no indemnification is required if it is proven that the officer or director breached his or her fiduciary duties and that breach involved intentional misconduct, fraud, or a known violation of law. The termination of any such proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, shall not by itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the Company’s best interests and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. Additionally,  the Company must indemnify officers and directors who are party or are threatened to be made a party to any action or lawsuit by or in the right of the Company to the maximum extent permitted by the NRS, including attorneys’ fees, unless it is proven that his or her act, or failure to act, was a breach of fiduciary duty involving intentional misconduct, fraud, or a known violation of law, rendering him or her liable under NRS 78.138, unless he or she acted in good faith and in a manner in which he or she reasonably believed to be in, and not opposed to, the Company’s best interests. The Board of Directors in its sole discretion, may indemnify the Company’s employees and agents to the extent not prohibited by the NRS or other applicable law. The Company may advance the costs of defense to persons involved in legal proceedings, at the discretion of the Board of Directors, upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is determined that he or she is entitled to indemnification by the Company, the NRS.

Item 15. Recent Sales of Unregistered Securities.

On September 18, 2023, Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Gurneet Kaur (the “Ms. Kaur”) whereby Ms. Kaur has agreed to serve as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, and as Chairman of the Company’s Board of Directors, pursuant to the terms of the Employment Agreement, the Company issued Ms. Kaur 24,000,000 restricted shares of the Company’s common stock.

On November 6, 2024, the Company entered into an employment agreement with Mr. Waqas Nakhwa, in connection with his appointment as Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary the Company issued to Mr. Nakhwa an aggregate of Twenty-Five Million (25,000,000) restricted shares of the Company’s common stock with a cost basis equal to $0.0001.

On December 10, 2024, the Company entered into an employment agreement with Mr. Andrew Gaudet, in connection with his appointment as Chief Operating Officer the Company issued to Mr. Gaudet an aggregate of Twenty-Nine Million (29,000,000) restricted shares of the Company’s common stock with a cost basis equal to $0.0001.

60

Item 16. Exhibits and Financial Statement Schedules.

(a)     Exhibits.

EXHIBIT	DESCRIPTION
3.1(1)	Articles of Incorporation, as amended
3.2(2)	Certificate of Amendment to the Articles of Incorporation of Catalyst Crew Technologies Corp.
3.3(2)	Certificate of Change Reflecting Reverse Stock Split
3.2(1)	Bylaws
5.1**	Opinion of Corporate Securities Legal, LLP
10.1(1)	Asset Purchase Agreement by and among the Company, JT Technologies LLC, and Nitish Sharma
10.2(3)	Asset Transfer Agreement by and between the Company and Waqas Nakhwa
10.3(4)	Employment Agreement with Waqas Nakhwa, dated November 6, 2024
10.4(5)	Employment Agreement with Andrew Gaudet, dated December 23, 2024
10.5(5)	Form of Subscription Agreement
21.1(3)	List of Subsidiaries
23.1**	Consent of Independent Registered Public Accounting Firm (Beckles & Co. Inc.)
23.2**	Consent of Corporate Securities Legal, LLP (included in Exhibit 5.1)
107(5)	Filing Fee Table

____________

(1)	Filed with the SEC on February 5, 2024 as an exhibit to our Registration Statement on Form 10-12G
(2)	Filed with the SEC on August 16, 2024 as an exhibit to Current Report on Form 8-K
(3)	Filed with the SEC on August 9, 2024 as an exhibit to our Registration Statement on Form 10-12G
(4)	Filed with the SEC on November 12, 2024 as an exhibit to Current Report on Form 8-K
(5)	Filed with the SEC on January 8, 2025 as an exhibit to our Registration Statement on Form S-1
*	To be filed by amendment
**	Filed herewith

(a)	Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.
(b)	Filing Fee Table. The Filing Fee Table and related disclosure is filed herewith as Exhibit 107.

61

Item 17. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly on this 16th day of January, 2025.

Catalyst Crew Technologies Corp.

By:	/s/ Waqas Nakhwa
Waqas Nakhwa
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Waqas Nakhwa	Chief Executive Officer and Chairman	January 16, 2025
Waqas Nakhwa	(principal executive officer principal financial and accounting officer)
/s/ Andrew Gaudet	Chief Operating Officer and Director	January 16, 2025
Andrew Gaudet
/s/ Navneet B. Tayal	Director	January 16, 2025
Navneet B. Tayal
/s/ Vineet Jawa	Director	January 16, 2025
Vineet Jawa

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